UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                 )

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Talos Energy Inc.

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2019 Proxy Statement

HELIX PRODUCER I

TALOS ENERGY

COMMITTED TO OUR VALUES

2019
Proxy Statement
COMMITTED TO OUR VALUES

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Meeting Date & Time:	Meeting Place:	Record Date:
May 12, 2020 10:30 a.m.	Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002	March 16, 2020

To the stockholders of Talos Energy Inc.:

Notice is hereby given that the 2020 Annual Meeting of Stockholders of Talos Energy Inc. (the “Company”) will be held at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, on May 12, 2020, at 10:30 a.m., Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1.	To elect to the Company’s Board of Directors the three Class II directors set forth in the accompanying Proxy Statement, each of whom will hold office until the 2023 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal.	P.5

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	P.60

3.	To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2019.	P.62

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Each outstanding share of the Company’s common stock (NYSE: TALO) entitles the holder of record at the close of business on March 16, 2020, to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) outbreak and the increasingly severe protocols that federal, state and local governments have imposed, and we are sensitive to the public health and travel concerns our stockholders may have. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at WWW.ENVISIONREPORTS.COM/TALO for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the meeting date. If we do hold the Annual Meeting partially or solely by means of remote communication, we currently intend to resume holding in-person meetings for our 2021 Annual Meeting of Stockholders and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, BY TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD YOU WILL RECEIVE. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

Talos Energy Inc. Three Allen Center 333 Clay Street, Suite 3300 Houston, Texas 77002	By Order of the Board of Directors,
Houston, Texas April 3, 2020	Neal P. Goldman Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2020: THIS PROXY STATEMENT, THE PROXY CARD

AND OUR ANNUAL REPORT ARE AVAILABLE AT WWW.EDOCUMENTVIEW.COM/TALO.

TALOS ENERGY INC.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of Talos Energy Inc. (the “Company,”) requests your proxy for the 2020 Annual Meeting of Stockholders that will be held on May 12, 2020, at 10:30 a.m. Central Time, at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002 (the “Annual Meeting”). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares at any adjournments or postponements of the Annual Meeting, and with respect to any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (our “Annual Report”) are being mailed to stockholders beginning April 8, 2020.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) outbreak and the increasingly severe protocols that federal, state and local governments have imposed, and we are sensitive to the public health and travel concerns our stockholders may have. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at WWW.EDOCUMENTVIEW.COM/TALO for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the meeting date. If we do hold the Annual Meeting partially or solely by means of remote communication, we currently intend to resume holding in-person meetings for our 2021 Annual Meeting of Stockholders and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following four proposals:

•

Proposal ONE: To elect to the Board the three Class II directors set forth in this Proxy Statement, each of whom will hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

•	Proposal TWO: To ratify the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

•	Proposal THREE: To approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation, as disclosed in this Proxy Statement, for the fiscal year ended December 31, 2019.

In addition, any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote FOR the election to the Board of each of the director nominees (Proposal ONE) named in this Proxy Statement; FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal TWO); and FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2019 (Proposal THREE).

Voting at the Annual Meeting

Our common stock, par value $0.01 per share (our “common stock”), is the only class of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Holders of our common stock will vote as a single class on all matters presented at the Annual Meeting. Each share of our common stock outstanding on the March 16, 2020 (the “Record Date”) entitles the holder to one vote at the Annual Meeting.

If on the Record Date you held shares of our common stock that are represented by stock certificates or registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares and Computershare is sending these proxy materials directly to you on our behalf. Proxies may also be solicited on behalf of the Board of Directors, without additional compensation, by our directors, officers and other regular employees. We have not retained a professional proxy solicitor or other firm to assist with the solicitation of proxies, although we may do so if deemed appropriate. As a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by internet or by telephone by following the instructions on your proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the internet, by telephone or by filling out and returning the enclosed proxy card. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to Talos Energy Inc., Attn: William S. Moss III, Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, (2) duly executing a proxy bearing a later date, (3) voting again by Internet or by telephone or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

If on the Record Date you held shares of our common stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring to the Annual Meeting a letter from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on the ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours for a period of ten days before the Annual Meeting at our offices located at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence, in person or by proxy, at the Annual Meeting of the persons holding shares of our outstanding common stock on the Record Date that represent a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 54,342,273 shares of our common stock held by 299 stockholders of record. Both abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting, but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum.

Required Votes

Election of Directors. Each nominee for director will be elected by the affirmative vote of a majority of the votes cast with respect to such nominee’s election at the Annual Meeting. This means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

Ratification of our Independent Public Accounting Firm. Approval of the proposal to ratify the Audit Committee’s appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on the proposal. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal.

Approval of Named Executive Officer Compensation. Approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2019 requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on the proposal. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal. This advisory vote on executive compensation is not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation programs. This agenda item is also known as the “say-on-pay” vote.

Resignation Policy

In the event of an uncontested election of directors (i.e., an election at which the number of nominees does not exceed the number of directors to be elected) that results in an incumbent director nominee receiving a greater number of votes “against” his election than votes “for” election, the resignation policy included in our Corporate Governance Guidelines requires that such nominee promptly tender his resignation to our Board of Directors.

The resignation policy permits the Board of Directors to delegate to a committee the responsibility to make recommendations regarding any such resignation tendered. The Board is required to take action with respect such resignation, taking into account any such committee recommendation (if applicable), and thereafter disclose the Board’s determination, as well as the rationale if the Board decided to reject such resignation.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone, or via the Internet through our directors, officers and other regular employees, who will receive no additional compensation for their services.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR the election to the Board of each of the director nominees listed in Proposal ONE, FOR Proposal TWO, and FOR Proposal THREE.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees for Election as Directors

At the recommendation of the Governance & Nominating Committee, the Board of Directors has nominated the following individuals for election as Class II directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at the 2023 Annual Meeting of Stockholders, and until either they are re-elected or their successors are elected and qualified or until their earlier death, resignation or removal:

Mr. Timothy S. Duncan

Mr. John “Brad” Juneau

Mr. Donald R. Kendall, Jr.

Messrs. Duncan, Juneau and Kendall are currently serving as directors of the Company. If Mr. Duncan, Mr. Juneau and Mr. Kendall are elected to the Board of Directors, the size of the Board will remain at ten members. Biographical information for each director nominee is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, the persons acting under your proxy will vote for the election of a substitute nominee, if any, that the Board of Directors recommends.

Stockholders’ Agreement

Pursuant to a Stockholders’ Agreement (the “Stockholders’ Agreement”) we entered into in connection with the business combination of Talos Energy LLC and Stone Energy Corporation (“Stone”) on May 10, 2018 (the “Stone Combination”), and our Amended & Restated Bylaws, the Board of Directors is to consist of ten members, and certain funds and other alternative investment vehicles managed by Apollo Management VII, L.P. and Apollo Commodities Management, L.P., with respect to Series I (the “Apollo Funds”) and certain entities controlled by or affiliated with Riverstone Energy Partners V, L.P. (the “Riverstone Funds,” and the Apollo Funds and the Riverstone Funds, each a “Stockholder Group”) will each independently have the right to designate, in connection with any annual or special meeting of our stockholders at which directors will be elected, (i) two persons for nomination by the Board of Directors for election to the Board (each, a “Nominee”) for so long as such Stockholder Group owns at least (A) 15% of our outstanding common stock or (B) 50% of the number of shares of our common stock issued to such Stockholder Group in connection with the Stone Combination, after appropriate adjustment for any stock split, subdivision, combination or reclassification of any shares (such shares with respect to each Stockholder Group, the “Initial Group Shares,” and collectively, the “Initial Shares”) and (ii) one Nominee for so long as such Stockholder Group owns (A) at least 5% but less than 15% of our outstanding common stock or (B) at least 50% of the number of Initial Group Shares.

Further, the Stockholders’ Agreement also provides that (i) for so long as the Apollo Funds and the Riverstone Funds collectively own at least (A) 50% of our outstanding common stock or (B) 80% of the number of Initial Shares, the Apollo Funds and the Riverstone Funds shall have the collective right to designate two Nominees, one of whom qualifies as an “independent” under the New York Stock Exchange (“NYSE”) listing standards (an “Independent Director”) and the other of whom must either be our Chief Executive Officer or also qualify as an Independent Director, and (ii) for so long as the Apollo Funds and the Riverstone Funds collectively own (A) less than 50% of our outstanding common stock but at least 60% of the Initial Shares or (B) less than 80% of the Initial Shares but at least 40% of our outstanding common stock, the Apollo Funds and the Riverstone Funds shall have the collective right to designate one Nominee, whom must either be our Chief Executive Officer or qualify as an Independent Director.

The Apollo Funds and the Riverstone Funds have agreed to vote their shares of our common stock in favor of any Nominees designated by the other Stockholder Group, and in accordance with the terms of the Stockholders’ Agreement with respect to all other Nominees. For additional information regarding the Stockholders’ Agreement and the Apollo Funds’ and the Riverstone Funds’ obligations with respect to voting in the election of nominees not designated by a Stockholder Group, see “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement” and the copy of the Stockholders Agreement filed with our Annual Report.

Vote Required

The election of each director in this Proposal ONE requires the affirmative vote of a majority of the votes cast by the holders entitled to vote in the election of directors. This means that the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST that nominee. Neither abstentions nor broker non-votes will have any effect on the outcome of the election of directors.

Recommendation

The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the director nominees.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect to the Board of Directors the director nominees set forth in “Proposal ONE: Election of Directors” above, the Board of Directors of the Company will be, and the Named Executive Officers of the Company are:

Name	Age	Title
Neal P. Goldman(3)	50	Chairman of the Board
Timothy S. Duncan	47	President and Chief Executive Officer, Director
Charles M. Sledge(1)(3)	54	Director
Robert M. Tichio(3)	42	Director
Olivia C. Wassenaar(2)	40	Director
John “Brad” Juneau(1)(4)	60	Director
Donald R. Kendall, Jr.(1)(2)	67	Director
James M. Trimble(4)	71	Director
Christine Hommes(4)	35	Director
Rajen Mahagaokar(2)	34	Director
Robert D. Abendschein	58	Executive Vice President and Head of Operations
John A. Parker	64	Executive Vice President of Exploration
Shannon E. Young III	49	Executive Vice President and Chief Financial Officer
William S. Moss III	50	Executive Vice President, General Counsel and Secretary
Gregory M. Babcock	36	Chief Accounting Officer

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Governance & Nominating Committee.
(4)	Member of the Safety Committee.

The Board of Directors consists of ten members, divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. Sledge and Tichio and Ms. Wassenaar are designated as Class I directors and their terms of office expire in 2022. Messrs. Duncan, Juneau and Kendall are designated as Class II directors and, assuming the stockholders elect them to the Board as set forth in “Proposal ONE: Election of Directors” above, their terms of office expire in 2023. Messrs. Goldman, Trimble and Mahagaokar and Ms. Hommes are designated as Class III directors and their terms of office expire in 2021.

Set forth below is biographical information about each of the Company’s directors, director nominees and Named Executive Officers.

Our Directors

Neal P. Goldman

Mr. Goldman has served as the Chairman of the Board of Directors since May 2018. He previously served as the Chairman of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Goldman is currently the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, turnaround consulting and strategic planning. Mr. Goldman also serves on the board of Weatherford International (“Weatherford”) and Ultra Petroleum Corp. Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from 2007 to 2012. Prior to this, Mr. Goldman was a Portfolio Manager at MacKay Shields LLC and also held various positions at Salomon Brothers Inc., both as a mergers and acquisitions banker and as an investor in the high yield trading group. Throughout his career, Mr. Goldman has held numerous board representations, including roles as an independent member of the boards of directors of Lightsquared, Inc., Pimco Income Strategy Fund I & II and Catalyst Paper Corporation, as well as a member of the boards of directors of Jacuzzi Brands and NII Holdings, Inc. Mr. Goldman received a BA from the University of Michigan and an MBA from the University of Illinois. Based upon Mr. Goldman’s involvement in strategic planning and his experience on multiple boards, we believe that Mr. Goldman is a valuable member of the Board of Directors.

Timothy S. Duncan

Mr. Duncan has served as our President and Chief Executive Officer and as a member of our Board of Directors since May 2018. Mr. Duncan is a founder of Talos Energy LLC and served as its President and Chief Executive Officer and a member of its board of directors from April 2012 to May 2018. Prior to Talos Energy LLC, Mr. Duncan was the Senior Vice President of Business Development and a founder of Phoenix Exploration in April 2006, where he was responsible for all of Phoenix’s business development evaluations and negotiations, including the sale of the company to a group of buyers led by Apache Corporation. Prior to Phoenix Exploration, Mr. Duncan served as Manager of Reservoir Engineering and Evaluations for Gryphon Exploration. Mr. Duncan also worked in various reservoir engineering and portfolio evaluation functions for Amerada Hess Corporation, Zilkha Energy Company and Pennzoil E&P Company. Mr. Duncan received his BS in Petroleum Engineering from Mississippi State University, where he was honored in 2012 as a Distinguished Fellow of the College of Engineering. Mr. Duncan also received his MBA from the Bauer Executive Program at the University of Houston. He is an active member of the SPE, IPAA, and serves on the Executive Committee of the National Ocean Industries Association (NOIA). Mr. Duncan also serves on various academically focused advisory boards, including the College of Engineering Dean’s Advisory Council and the Foundation Board at Mississippi State University. Mr. Duncan was named as Ernst & Young Entrepreneur of the Year for the Energy and Energy Services sector in the Gulf Coast in June 2016. Based on Mr. Duncan’s significant experience as an officer of oil and gas companies, together with his training as a reservoir engineer and broad industry knowledge, we believe that he possesses the requisite skills to serve as a member of our Board of Directors.

Charles M. Sledge

Mr. Sledge has served as a member of the Board of Directors since May 2018. He previously served as a member of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Sledge served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, Mr. Sledge served as the Corporate Controller of Cameron International Corporation from 2001 to 2008. Mr. Sledge has served on the boards of Templar Energy LLC since January 2017, Vine Resources, Inc. since April 2017, Expro International since April 2018 where he serves as non-executive chairman and Weatherford since December 2019. Mr. Sledge holds a BS in Accounting from Louisiana State University and is a graduate of the Harvard Business School Advanced Management Program. We believe that Mr. Sledge’s strong financial background, including his 20 years of experience as a financial executive, makes him a valuable member of the Board of Directors.

Robert M. Tichio

Mr. Tichio has served as a member of the Board of Directors since May 2018 and previously served as a director of Talos Energy LLC from April 2012 to May 2018. Mr. Tichio is a Partner at Riverstone Holdings LLC (“Riverstone Holdings”) and joined Riverstone Holdings in 2006. Prior to joining Riverstone Holdings, Mr. Tichio was in the Principal Investment group of Goldman Sachs, which manages the firm’s private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisitions group, where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts. In addition to serving on the boards of a number of Riverstone Holdings portfolio companies and their affiliates, Mr. Tichio has been a director of EP Energy Corporation since September 2013 and a director of Centennial Resource Development, Inc. since October 2016. Mr. Tichio previously served as a member of the board of directors of Gibson Energy (TSE-GEI) from 2008 to 2013; Midstates Petroleum Company, Inc. from 2012 to 2015; and Northern Blizzard Inc. from 2010 to 2017. He holds an MBA from Harvard Business School and a bachelor’s degree from Dartmouth College. We believe Mr. Tichio’s extensive energy industry background, particularly his expertise in mergers and acquisitions, brings important experience and skill to the Board of Directors.

Olivia C. Wassenaar

Ms. Wassenaar has served as a member of the Board of Directors since November 2018, and previously served in such role for a short duration in May 2018. Ms. Wassenaar also served as a member of the board of directors of Talos Energy LLC from April 2012 to May 2018. Ms. Wassenaar joined Apollo Global Management, Inc. (“Apollo”) in August 2018, where she is currently a Senior Partner in the New York office. Prior to joining Apollo, Ms. Wassenaar was associated with Riverstone Holdings since 2008 and most recently served as a Managing Director, where she was involved in investments throughout the energy sector. Prior to joining Riverstone Holdings, Ms. Wassenaar was with Goldman, Sachs & Co. in the Global Natural Resources investment banking group. In this capacity, she focused on mergers, initial public offerings, and leveraged buyouts for energy, power and renewable energy companies. Previously, Ms. Wassenaar was a Junior Professional Associate at The World Bank Group in Washington, D.C. Ms. Wassenaar currently serves on the board of Talos Energy Inc., LifePoint Health, Inc and American Petroleum Partners, LLC. She has also served on the board of directors of various private companies. Additionally, she previously served on the boards of Northern Blizzard Resources Inc., USA Compression Partners, LP, Niska Gas Storage Partners LLC, Pegasus Optimization Partners, LLC and Apex Energy, LLC. She received her AB, magna cum laude from Harvard College and an MBA from the Wharton School at the University of Pennsylvania. We believe that Ms. Wassenaar’s experience in evaluating financial and strategic options and the operations of companies in our industry and her experience on multiple boards make her a valuable member of the Board of Directors.

John “Brad” Juneau

Mr. Juneau has served as a member of the Board of Directors since May 2018. He previously served as a member of the board of directors of Stone Energy Corporation from March 2017 to May 2018. Mr. Juneau is the co-founder of Contango ORE, Inc. (“Contango”), a publicly traded gold exploration company for which he serves as the Chairman of the board of directors. He previously served as President, Chief Executive Officer and as a director of Contango from August 2012 to January 6, 2020. Mr. Juneau is the sole manager and the general partner of Juneau Oil and Gas, L.L.C., a company involved in the exploration and production of oil and natural gas. Prior to forming Juneau Exploration in 1998, Mr. Juneau served as Senior Vice President of Exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as a Staff Petroleum Engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a Production Engineer with Enserch Corporation in Oklahoma City. Mr. Juneau holds a BS in Petroleum Engineering from Louisiana State University. We believe that Mr. Juneau’s extensive energy industry background, particularly his expertise in reservoir engineering and involvement with exploration and production companies, make him a valuable member of the Board of Directors.

Donald R. Kendall, Jr.

Mr. Kendall has served as a member of the Board of Directors since May 2018. Since October 1998, Mr. Kendall has served as Managing Director and Chief Executive Officer of Kenmont Capital Partners, a private investment and advisory firm. Mr. Kendall previously served as President of Cogen Technologies Capital Company, a power generation firm, and concurrently as Chairman and Chief Executive Officer of Palmetto Partners, an investment management firm, from July 1993 to October 1998. Mr. Kendall previously served as a director of American Midstream Partners LP on its Audit and Conflict Committees. Mr. Kendall also previously served as a member of the board of directors and Compensation Committee of Solar City Corporation and the chair of its special and Audit Committees. Additionally, Mr. Kendall served as chair of the Audit, Compensation and Nominating and Governance Committees of privately held Stream Energy. Mr. Kendall received a BA in Economics from Hamilton College and an MBA from The Amos Tuck School of Business Administration at Dartmouth College. We believe that Mr. Kendall’s many years of executive management experience, including experience as a chief executive officer, and his experience on multiple boards, make him a valuable member of the Board of Directors.

James M. Trimble

Mr. Trimble has served as a member of the Board of Directors since May 2018. He previously served as the Interim Chief Executive Officer of Stone Energy Corporation from April 2017 until May 2018 and as a member of Stone’s board of directors starting in February 2017 until May 2018. Mr. Trimble previously served as Chief Executive Officer and President of PDC Energy, Inc., a publicly traded independent oil and natural gas company from 2011 until 2015, in 2013, the company filed Chapter 11 bankruptcy for twelve of its partnerships for which the company was the managing partner. From 2005 until 2010, Mr. Trimble was Managing Director of Grand Gulf Energy, Limited, a public company traded on the Australian Securities Exchange, and President and Chief Executive Officer of Grand Gulf’s U.S. subsidiary Grand Gulf Energy Company LLC, an exploration and development company focused primarily on drilling in mature basins in Texas, Louisiana and Oklahoma. From 2000 through 2004, Mr. Trimble served as Chief Executive Officer of Elysium Energy and then TexCal Energy LLC, both of which were privately held oil and gas companies that he managed through workouts. Prior to this, he was Senior Vice President of Exploration and Production for Cabot Oil and Gas, a publicly traded independent energy company. Mr. Trimble was hired in July 2002 as Chief Executive Officer of TexCal (formerly Tri-Union Development) to manage a distressed oil and gas company through bankruptcy. Mr. Trimble currently serves on the boards of directors of Callon Petroleum Company since 2014 and Crestone Peak Resources LLC (a private company operating in the DJ Basin of Colorado) since December 2016. Mr. Trimble previously served on the boards of directors of PDC Energy from 2009 until June 2016, C&J Energy Services LTD from March 2016 to January 2017 to assist with its Chapter 11 process, Seisgen Exploration LLC, a small private exploration and production company operating in southern Texas from 2008 to 2015, Grand Gulf Energy LTD from 2009 to 2012 and Blue Dolphin Energy, an independent oil and gas company with operations in the Gulf of Mexico, from November 2002 until May 2006. Mr. Trimble is a Registered Professional Engineer and has a BS in Petroleum Engineering from Mississippi State University. Based upon Mr. Trimble’s many years of oil and gas industry executive management experience, including experience as a chief executive officer, and knowledge of current developments and best practices in the industry, we believe Mr. Trimble brings valuable skills and expertise to the Board of Directors.

Christine Hommes

Ms. Hommes has served as a member of the Board of Directors since May 2018 and previously served as a director of Talos Energy LLC from January 2016 to May 2018. Ms. Hommes joined Apollo in January 2011 and is a Partner in the Natural Resources group. Prior to that time, Ms. Hommes was an Associate at First Reserve and prior to that, a member of the Power & Utilities Group at UBS. Ms. Hommes currently serves on the board of directors of Talos Energy Inc., Chisholm Oil & Gas and Momentum Minerals. Ms. Hommes also serves on the board of directors of Youth, Inc. a non-profit focused on New York City youth. She previously served on the board of Tumbleweed Royalty, Roundtable Energy and Northwoods Energy. Ms. Hommes graduated summa cum laude from the University of Pennsylvania with a BS in Economics and a BAS in Systems Engineering. We believe that Ms. Hommes’s experience in evaluating financial and strategic options and the operations of companies in our industry make her a valuable member of the Board of Directors.

Rajen Mahagaokar

Mr. Mahagaokar has served as a member of the Board of Directors since May 2018. Mr. Mahagaokar is a Principal of Riverstone Holdings and joined Riverstone Holdings as an Associate in 2015. Prior to joining Riverstone Holdings, Mr. Mahagaokar was a co-founder and partner of Marka, L.L.C. Previously, Mr. Mahagaokar was an investment professional at Silver Lake Kraftwerk. Mr. Mahagaokar began his career in the Investment Banking Division at Goldman Sachs in the Natural Resources group and in the Urban Investment Group, a principal investing strategy. He currently serves on the board of directors of EP Energy Corporation. He received his BA in Mathematical Economic Analysis from Rice University. We believe Mr. Mahagaokar’s energy industry background and experience in evaluating financial and strategic options and the operations of companies in our industry brings important experience and skill to the Board of Directors.

Director Qualifications and Experience

The members of our Board possess a broad variety of personal attributes, experience and skills giving our Board the depth and breadth necessary to effectively oversee management on behalf of our stockholders. Our Board is committed to diversity and the importance of different backgrounds, perspectives and views. We currently have two women serving on our Board. The matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy. The matrix does not include all knowledge, skills, experience or other attributes of our directors, which may be relevant and valuable to their service on our Board. The diversity of knowledge, skill, experience and attributes of our directors, collectively, lends itself to a highly collaborative and effective Board.

	Other Board Experience	Industry Experience	CEO / Business Head	Human Capital Management / Compensation	Finance / Investment Banking	Financial Literacy / Accounting (Audit Committee Financial Expert)	Exploration	M&A Business Development	Oil & Gas Operations	Academic / Advisory
Neal Goldman	•	•	•	•	•	•		•
Tim Duncan	•	•	•	•			•	•	•	•
Christine Hommes	•	•			•			•		•
Brad Juneau	•	•	•	•		•	•	•	•
Donald Kendall	•		•	•	•	•		•		•
Rajen Mahagaokar	•	•		•	•			•		•
Chuck Sledge	•	•		•	•	•		•	•	•
Robert Tichio	•	•			•			•
Jim Trimble	•	•	•	•			•	•	•
Olivia Wassenaar	•	•		•	•			•		•

Total number of directors with particular qualifications and experience

Our Other Executive Officers

Robert D. Abendschein

Mr. Abendschein has served as our Executive Vice President and Head of Operations since February 2020. Prior to joining the Company, Mr. Abendschein served as the Chief Executive Officer of Venari Resources LLC (“Venari”) from April 2018 to November 2019, where he was appointed by a consortium of private equity investors to lead the advancement of multiple globally recognized development projects (Anchor and Shenandoah) and managed all stages of strategy, exploration and business development activities. Mr. Abendschein previously served as the Chief Operating Officer of Venari from August 2017 to April 2018. Prior to joining Venari, Mr. Abendschein served 33 years with Anadarko Petroleum Corporation, (“Anadarko”) and predecessor companies, including as the Vice President of Worldwide Deepwater from March 2015 to August 2017, in which he led Anadarko’s worldwide offshore portfolio. He also served in other key executive roles at Anadarko, including as the Vice President of Exploration and Production Services from June 2013 to March 2015 and Vice President of Corporate Development from February 2010 to June 2013. Mr. Abendschein serves on the board of directors and Compensation Committee of SEACOR Marine Inc., the board of directors and trustee committee of the Cynthia Woods Mitchell Pavilion, the board of directors of Offshore Energy Center and the National Ocean Industries Association. Mr. Abendschein earned a BS in Petroleum Engineering from Texas A&M University.

John A. Parker

Mr. Parker has served as our Executive Vice President of Exploration since May 2018. Mr. Parker is a founder of Talos Energy LLC and served as its Executive Vice President of Exploration from April 2012 to May 2018. Prior to Talos Energy LLC, Mr. Parker founded Phoenix Exploration Company LP in April 2006, where he served as Senior Vice President of Exploration and was responsible for Phoenix’s exploration program. Phoenix made several significant discoveries resulting in impactful reserve additions, which led to the sale of the company to a group of buyers led by Apache Corporation. Prior to Phoenix, he was Exploration Manager of the Texas Shelf at Gryphon Exploration, where he generated prospects and supervised the prospect generation of the Texas exploration team. Mr. Parker also worked as an exploration geologist for EOG Resources in the Gulf of Mexico. Mr. Parker started his career at Shell Oil Company where he worked as an exploration geologist in the Gulf Coast onshore. He later worked exploring in international basins at Pecten, the international subsidiary of Shell Oil. Mr. Parker earned his BA from Louisiana State University and his MS in Earth Science from the University of New Orleans and has more than 34 years of industry experience.

Shannon E. Young III

Mr. Young has served as Executive Vice President and Chief Financial Officer of Talos Energy since May 2019. Previously Mr. Young served as Vice President and Chief Financial Officer of Sheridan Production with responsibility for Sheridan’s finance organization, including accounting, treasury, tax, planning, marketing and information technology. Prior to joining Sheridan in August 2016, Mr. Young served in similar positions with Cobalt International Energy, Inc. and Talos Energy LLC. Previously, Mr. Young served as a Managing Director for the Global Energy Group at Goldman, Sachs & Co. from 2010 to 2014 and before that was an investment banker at Morgan Stanley from 1998 to 2010. Mr. Young earned a BBA in Finance from the University of Texas at Austin and an MBA with distinction from the Amos Tuck School of Business at Dartmouth College.

William S. Moss III

Mr. Moss has served as our Executive Vice President, General Counsel and Secretary since May 2018. Mr. Moss previously served as Senior Vice President and General Counsel of Talos Energy LLC from May 2013 to May 2018. Prior to Talos Energy LLC, Mr. Moss was a partner at Mayer Brown LLP in Houston where he was the head of the Houston Corporate Practice. Mr. Moss joined Mayer Brown LLP in May 2005. At Mayer Brown LLP, Mr. Moss’s practice focused on mergers and acquisitions, securities offerings and general corporate and securities matters and he represented clients throughout the energy value chain. Mr. Moss joined Talos Energy LLC after having represented Talos Energy LLC as outside counsel in its initial formation and its subsequent acquisition of ERT from Helix in February of 2013. Mr. Moss also represented Phoenix Exploration in its initial formation in April 2006, acquisitions and ultimate sale to a group of buyers led by Apache Corporation. Prior to joining Mayer Brown LLP, Mr. Moss worked at Baker Botts, L.L.P. Mr. Moss has an AB from Dartmouth College, a M. Phil from Cambridge University and a J.D. from the University of Texas School of Law.

Gregory M. Babcock

Mr. Babcock has served as our Chief Accounting Officer (Principal Accounting Officer), since August 26, 2019. Previously, Mr. Babcock served as the Company’s Corporate Controller from May 2018 to August 2019. Prior to that, Mr. Babcock served as the Assistant Controller of Talos Energy LLC from September 2015 until the May 2018 business combination of Talos Energy LLC and Stone Energy Corporation pursuant to which Talos Energy LLC became a wholly owned subsidiary of the Company. Before his promotion to Assistant Controller, Mr. Babcock served as Financial Reporting Manager of Talos Energy LLC from May 2014 to September 2015. Prior to his tenure with Talos Energy LLC, Mr. Babcock worked for Deloitte & Touche, holding positions of increasing responsibility in audit and mergers and acquisitions transaction services. Mr. Babcock began his career with Deloitte & Touche in 2007. Mr. Babcock is a Certified Public Accountant and holds a MS in Finance and BBA in Accounting from Texas A&M University.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors held fifteen meetings during 2019. During 2019, each of our incumbent directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which that director served except for Messrs. Mahagaokar and Tichio and Ms Wassenaar, who were recused from five meetings of the Board of Directors due to potential conflicts of interest with respect to the Riverstone Acquisitions (as defined below in “Certain Relationships and Related Party Transactions”). Excluding the meetings from which they were recused, each of Messrs. Mahagaokar and Tichio and Ms Wassenaar attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which he or she served.

Executive Sessions. The Board of Directors holds regular executive sessions in which the independent directors meet without any non-independent directors or members of management. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. The lead director, Mr. Goldman, presides at these meetings and provides the Board of Directors’ guidance and feedback to our management team.

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Governance & Nominating Committee and the Safety Committee.

Audit Committee. The primary responsibilities of the Audit Committee are to oversee our accounting and financial reporting processes as well as our affiliated and subsidiary companies, and to oversee the internal and external audit processes. The Audit Committee also assists our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that is provided to stockholders and others and the system of internal controls that management and the Board have established. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the Audit Committee members do not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. The Audit Committee is also tasked with periodically reviewing all related party transactions in accordance with our applicable policies and procedures and making a recommendation to the Board regarding the initial authorization or ratification of any such transaction.

The responsibilities of the Audit Committee are further detailed in the “Audit Committee Charter” that is posted on our website, www.talosenergy.com, and the “Audit Committee Report” included in this Proxy Statement.

Pursuant to the Stockholders’ Agreement, the Audit Committee must consist solely of “Company Independent Directors” until Section 3.1 of the Stockholders’ Agreement expires. For additional information regarding the terms of the Stockholders’ Agreement, see “Proposal One: Election of Directors—Stockholders’ Agreement” and “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement.”

The members of the Audit Committee are Messrs. Sledge (Chair), Kendall and Juneau. The Audit Committee held seven meetings during 2019.

Compensation Committee. Responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on the Company’s website at www.talosenergy.com, include, among other duties, the responsibility to:

•	periodically review and approve the compensation and other benefits for our employees, officers and independent directors;

•

review and approve corporate goals and objectives relevant to the compensation of our executive officers in light of those goals and objectives, and setting compensation for these officers based on those evaluations;

•	administer the issuance of stock awards under any stock compensation plans;

•	review and discuss with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement;

•	produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement;

•	otherwise discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and

•	perform such other functions as the Board may assign to the Compensation Committee from time to time.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to its Chairman, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. The Compensation Committee is also generally able to delegate authority to review and approve the compensation of our employees to certain executive officers, including with respect to stock option or stock appreciation rights grants made under any stock option plans, stock compensation plans or stock appreciation rights plans. Pursuant to the Stockholders’ Agreement and subject to certain limitations and qualifications, the Compensation Committee, among other things, determines compensation for our Chief Executive Officer and all executive officers who report directly to the Chief Executive Officer.

Meetings of the Compensation Committee may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors and such other persons as the Compensation Committee believes to be necessary or appropriate.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities. The Compensation Committee assesses the independence of any Committee Advisor prior to retaining such Committee Advisor.

The members of the Compensation Committee are Messrs. Kendall (Chair) and Mahagaokar and Ms. Wassenaar. The Compensation Committee held four meetings during 2019.

Governance & Nominating Committee. The Governance & Nominating Committee, subject to the terms of the Stockholders’ Agreement, assists the Board with respect to (i) the organization and membership and function of the Board, including the identification and recommendation of director nominees and the structure and membership of each committee of the Board, (ii) corporate governance principles applicable to us and (iii) our policies and programs that relate to matters of corporate responsibility. The Governance & Nominating Committee, subject to the terms of the Stockholders’ Agreement, reviews and makes recommendations to the Board regarding the composition of the Board of Directors and the structure, format and frequency of the meetings. The Governance & Nominating Committee also reviews and makes recommendations to the Board regarding the nature, composition and duties of the committees of the Board and will review and consider any stockholder-recommended candidates for nomination to the Board.

Additional information regarding the functions performed by the Governance & Nominating Committee is set forth in the “Corporate Governance” and “Stockholder Proposals; Identification of Director Candidates” sections included herein and also in the “Governance & Nominating Committee Charter” that is posted on the Company’s website at www.talosenergy.com.

Pursuant to the Stockholders’ Agreement, the Governance & Nominating Committee is required to be composed of three directors, including at least two “Company Independent Directors,” until Section 3.1 of the Stockholders’ Agreement expires. For additional information regarding the terms of the Stockholders’ Agreement, see “Proposal One: Election of Directors—Stockholders’ Agreement” and “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement.”

The members of the Governance & Nominating Committee are Messrs. Goldman (Chair), Tichio and Sledge. The Governance & Nominating Committee held four meetings during 2019.

Safety Committee. The Safety Committee reviews our safety programs and policies and recommends any proposed changes to the Board, monitors our compliance with our safety programs and policies and reviews our safety statistics and reviews significant public policy and legislative and regulatory issues or trends related to safety matters and provides us input with respect to such policies, issues and trends. The Safety Committee is also expected to meet with our management to review the implementation and effectiveness of our safety programs and policies. Additionally, the Safety Committee is tasked with the oversight and management of our environmental, social and governance initiatives.

The members of the Safety Committee are Messrs. Trimble (Chair) and Juneau and Ms. Hommes. The Safety Committee held four meetings during 2019.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) with management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report.

Compensation Committee of the Board of Directors: Donald R. Kendall, Jr., Chairman Olivia C. Wassenaar, Member Rajen Mahagaokar, Member

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis identifies the elements of compensation and explains the compensation objectives and practices for the individuals identified in the following table, who are referred to herein as our “Named Executive Officers,” for the fiscal year ended December 31, 2019 (the “2019 Fiscal Year”).

Name	Principal Position
Timothy S. Duncan	President and Chief Executive Officer
Shannon E. Young III	Executive Vice President and Chief Financial Officer (1)
Stephen E. Heitzman	Executive Vice President and Chief Operating Officer (2)
John A. Parker	Executive Vice President of Exploration
William S. Moss III	Executive Vice President and General Counsel
Michael L. Harding II	Former Executive Vice President, Chief Financial Officer and Chief Accounting Officer (1)

(1)

Mr. Young succeeded Mr. Harding as Executive Vice President and Chief Financial Officer, effective as of May 16, 2019. Subsequently, in connection with Mr. Harding’s resignation, Mr. Young succeeded Mr. Harding as Chief Accounting Officer, effective August 13, 2019. On August 26, 2019, Mr. Babcock was subsequently appointed as Chief Accounting Officer.

(2)	Mr. Heitzman ceased to serve as our Executive Vice President and Chief Operating Officer effective as of February 17, 2020.

Compensation Objectives and Practices

Our executive compensation program is designed to attract, retain and motivate talented executives who possess the knowledge and expertise to create long-term value for our stockholders. We structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management align with those of our stockholders. We believe that these goals are accomplished by tying components of our executive compensation program to measures of the Company’s short-term and long-term performance.

The chart below highlights several features of our executive compensation program.

What We Do	What We Don’t Do

✓  Pay for performance, including for sustained performance over multi-year performance periods

✓  Make a significant portion of compensation performance-based and at-risk

✓  Retain an independent compensation consultant

✓  Utilize an appropriate peer group in determining compensation elements and levels of pay

✓  Base acceleration of performance share unit awards on actual performance

✓  Maintain stock ownership guidelines

✓  Maintain a clawback policy

×   No excessive perquisites

×   No tax gross-ups

×   No current dividend payments on unvested equity awards

×   No single-trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan

×   No hedging or pledging of Company securities

×   No individualized employment or severance agreements

Process for Setting Executive Compensation

Our Board determines and approves our executive compensation program based, in part, on the recommendations of the Compensation Committee and input from our independent compensation consultant and the executive officers.

Role of the Compensation Committee

Although the ultimate responsibility for executive compensation decisions lies with the Board, the Compensation Committee generally oversees our executive compensation program, and the Board’s decisions are typically made following a recommendation by the Compensation Committee.

The Compensation Committee is comprised of Donald R. Kendall, Jr. (who acts as the chair), Rajen Mahagaokar and Olivia C. Wassenaar. Each member of the Compensation Committee meets the independence standards established by the NYSE. The Compensation Committee Charter generally provides the Compensation Committee with authority to (i) exercise oversight of our executive compensation policy, (ii) review, approve and recommend to the Board compensatory payments to our officers, (iii) review and modify decisions on individual non-officer employee compensation, (iv) review, modify and approve our peer companies, and (v) review and recommend to the Board the compensation for our non-employee directors. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted under the “Corporate Governance & Board Committees” subsection of the “About Us” section of our website at www.talosenergy.com.

Role of the Compensation Consultant

During 2019, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian provided advice to and worked alongside the Compensation Committee and the Board in structuring our executive compensation program for the 2019 Fiscal Year. Meridian provided the Compensation Committee with relevant market and peer group compensation data and information on current trends and developments regarding executive and director compensation. The information provided by Meridian was utilized by the Board and the Compensation Committee in making decisions regarding executive and director compensation.

Meridian reported directly and exclusively to the Compensation Committee and did not provide any other services to us, management or our affiliates. Meridian did not make compensation-related decisions for the Compensation Committee, for the Board or otherwise with respect to us, and while the Compensation Committee and the Board generally reviewed and considered information and recommendations provided by Meridian, the Compensation Committee and the Board always retain the authority to make all compensation-related decisions. The Compensation Committee has the discretion to allow compensation consultants, including Meridian in 2019, to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration. During 2019, and after taking into consideration the factors listed in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Meridian and that Meridian is independent from management.

Role of the Executive Officers

Our Chief Executive Officer reviews compensation for all of our Named Executive Officers other than himself and makes compensation recommendations to the Compensation Committee and the Board; however the Board makes the final determinations with respect to each Named Executive Officer’s compensation. Other members of management, particularly our human resources and legal personnel, provide relevant data and guidance to the Compensation Committee and the Board, as requested, to assist them in making compensation determinations and implementing those decisions. Our Chief Executive Officer and our General Counsel attend select meetings of the Compensation Committee and the Board to provide relevant information and input, as appropriate. During executive sessions of the Compensation Committee or the Board, our Chief Executive Officer and our General Counsel are excused.

Peer Group

The companies that comprise the peer group reflect direct competitors in the oil and gas exploration and production industry against which we compete for business opportunities, investor capital and executive talent. Selection criteria utilized to evaluate the companies that comprise the peer group include: scope of operations; financial and operational metrics; and the availability of market compensation data. The Compensation Committee reviews the composition of the peer group annually and may consider modifications resulting from changes in business strategy, mergers and acquisitions, bankruptcies or other factors that may cause peer companies to no longer exist or to no longer be comparable.

Based on the application of the foregoing criteria, in 2019, the Compensation Committee and the Board, with input from Meridian, determined that the companies below reflect an appropriate peer group to inform decisions regarding 2019 compensation levels (the “2019 Peer Group”), which is different than the peer group utilized in determining relative total stockholder return for purposes of the performance share unit awards granted to the Named Executive Officers, as described below under “Elements of Compensation for the 2019 Fiscal Year—Long Term Incentive Awards”:

Approach Resources, Inc.	Extraction Oil & Gas, Inc.	Matador Resources Company
Bonanza Creek Energy, Inc.	HighPoint Resources Corporation	Oasis Petroleum Inc.
Callon Petroleum Company	Jagged Peak Energy Inc.	SRC Energy Inc.
Carrizo Oil & Gas, Inc.	Kosmos Energy Ltd.	W&T Offshore, Inc.
EP Energy Corporation	Laredo Petroleum, Inc.	Whiting Petroleum Corporation

The 2019 Peer Group reflects the following changes from the peer group used for 2018, based on the factors noted above:

Removed	Added
Cimarex Energy Co.	Approach Resources, Inc.
Energy XXI Gulf Coast, Inc.	Bonanza Creek Energy, Inc.
Newfield Exploration Company	HighPoint Resources Corporation
PDC Energy, Inc.	Jagged Peak Energy Inc.
SM Energy Company
Ultra Petroleum Corp.

Peer Group Compensation Review

To inform decisions regarding the compensation of our Named Executive Officers for 2019, the Compensation Committee considered a competitive review of the 2019 Peer Group prepared by Meridian. The 2019 Peer Group review provided market data for each element of compensation, as well as information regarding the incentive plan designs and pay practices among the Peer Group. Compensation review data provided for each of our Named Executive Officers reflect the compensation paid to executives in similar positions at the companies in the 2019 Peer Group, based on Meridian’s proprietary oil and gas exploration and production industry survey database, supplemented by information in peer company public disclosures. The Compensation Committee used the compensation review as a reference point for assessing the overall competitiveness of our executive compensation program.

Setting Target Compensation

When setting 2019 target compensation levels for our Named Executive Officers, the Compensation Committee and the Board did not target any element of compensation, or overall compensation, to a particular benchmark level (e.g., median) of the 2019 Peer Group. Rather, the Compensation Committee used 2019 Peer Group data as one of several factors it takes into account when evaluating and setting each element of our executive compensation program. This helps to ensure that our compensation program is competitive with the market, which allows us to attract and retain executive officers with the requisite talent and experience to help us achieve our short- and long-term goals. The Compensation Committee and the Board will periodically review and adjust the peer group to ensure that the companies within the peer group are appropriate for use in making compensation decisions.

2019 Say-on-Pay and Say-on-Frequency Results

Last year, our stockholders overwhelmingly approved, on a non-binding advisory basis, the compensation of our Named Executive Officers for the fiscal year ended December 31, 2018. Advisory votes in favor of such compensation were cast by over 98% of the votes cast affirmatively or negatively by the holders entitled to vote on such proposal. Additionally, our stockholders approved, on a non-binding advisory basis, every year as the frequency of future advisory votes on our Named Executive Officer compensation, with over 97% of the votes cast in favor of annual advisory votes. As a result, the Board determined that we will conduct future advisory votes on an annual basis. We believe that annual “Say-on-Pay” votes are the most appropriate for the Company because such votes allow our stockholders the opportunity to provide more frequent feedback on the compensation of our Named Executive Officers and to provide the Board and the Compensation Committee with more timely information regarding our stockholders’ response to our executive compensation programs and policies.

The Board and the Compensation Committee took the results of the “Say-on-Pay” vote into account when evaluating the compensation of our Named Executive Officers for the 2019 Fiscal Year. Based in part on the level of support from our stockholders, the Board and the Compensation Committee elected to generally maintain the overall structure of the compensation program for our Named Executive Officers during the 2019 Fiscal Year with only a few adjustments to the various components, which is described in this “Compensation Discussion and Analysis.” As discussed in more detail in Proposal THREE below, the Board has recommended that stockholders vote, on a non-binding advisory basis, to approve the compensation paid to our Named Executive Officers during the 2019 Fiscal Year, as described more fully below.

Elements of Compensation for the 2019 Fiscal Year

To maintain an appropriate balance between fixed and variable compensation and to ensure that a significant portion of each Named Executive Officer’s compensation is tied to the achievement of short-term and long-term goals, the Board, following the recommendation of the Compensation Committee, determined that the following compensatory elements were appropriate for our Named Executive Officers in the 2019 Fiscal Year:

•	Base salary;

•	Short-term cash incentive awards;

•	Long-term equity awards in the form of restricted stock units and performance share units;

•	Health and welfare and retirement benefits; and

•	Limited perquisites.

Base Salary

The base salaries provided to our Named Executive Officers are a fixed portion of their total compensation that reflects their responsibilities, expertise, experience and tenure.

After reviewing the base salaries of executive officers in the Peer Group and upon recommendation by the Compensation Committee, on March 5, 2019, the Board approved adjustments to the annualized base salary for each Named Executive Officer, other than Messrs. Young and Harding, to better align their compensation with Peer Group practices. Mr. Young’s annualized base salary was determined by the Compensation Committee and the Board in connection with his engagement as our Chief Financial Officer at a level in line with the compensation paid to similarly situated executives of the companies in our Peer Group. Mr. Harding’s annualized base salary was not adjusted during the 2019 Fiscal Year. The table below reflects these increases.

Name	Base Salary as of 12/31/2018	Base Salary as of 12/31/2019		Percent of Increase
Timothy S. Duncan	$650,000	$700,000		7.69%
Shannon E. Young III	N/A	$460,000		N/A
Stephen E. Heitzman	$400,000	$415,000		3.75%
John A. Parker	$400,000	$420,000		5.00%
William S. Moss III	$380,000	$400,000		5.26%
Michael L. Harding II	$380,000	$380,000	(1)	N/A

(1)	For Mr. Harding, this amount reflects his base salary as of his separation date.

Short-Term Cash Incentive Awards

We provide short-term cash incentive awards to motivate our Named Executive Officers to achieve specific financial, operational and strategic goals over a one-year period by providing pre-established performance criteria. The short-term cash incentive awards were developed to emphasize pay-for-performance and promote achievement of key financial, operating and strategic goals that are aligned with creation of shareholder value.

Establishing 2019 Target Short-Term Cash Incentive Awards

The target short-term cash incentive award for each of our Named Executive Officers was set by the Board following discussions between and with the Compensation Committee and Meridian, and a review of the target short-term cash incentive award opportunities for similarly-situated executives at companies in our 2019 Peer Group. The individual targets, as a percentage of base salary, for the 2019 Fiscal Year are set forth in the following table for each of our Named Executive Officers, which were unchanged from the individual targets established for the 2018 fiscal year (other than for Mr. Young, who was not appointed until 2019). The threshold amount and maximum amount that could become payable under the short-term incentive program for the 2019 Fiscal Year were 50% and 200% of each Named Executive Officer’s target, respectively.

Name	2019 Target Short-Term Cash Incentive (% of Base Salary)
Timothy S. Duncan	125%
Shannon E. Young III	80%
Stephen E. Heitzman	80%
John A. Parker	80%
William S. Moss III	80%
Michael L. Harding II	80%

2019 Short-Term Incentive Measures and Goals

For the 2019 Fiscal Year, we awarded short-term cash incentive awards based on our achievement of the following performance measures:

Performance Measure:	Rationale for Selecting Performance Measure:
Financial Performance Measures (including free cash flow generation, general and administrative (“G&A”) expenses, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and the discounted cash on cash multiple)	Provides an incentive for our Named Executive Officers to achieve strong cash flow generation and accretive returns on cash outlays, as well as emphasize the importance of direct cash flow and cost reduction

Operational Performance Measures (including total production measured in thousands of barrels of oil equivalent per day (“mboe/d”) and total direct lease operating expense (“LOE”))	Intended to incentivize our Named Executive Officers to increase total production, which is critical to our growth and success, and to management LOE to help maintain profitable growth

Health, Safety and Environment (“HSE”) Measures (including the number of incidents of non-compliance compared to the number of safety devices tested during offshore inspections and facility visits where rig or wellwork is being performed by the Bureau of Safety and Environmental Enforcement (“INC/Comp Ratio”) and the total recordable incident rate (“TRIR”))	Safety is a critical aspect of our culture

Key Strategic Initiatives	Provides a connection between the value of each Named Executive Officer’s short-term cash incentive award with achievement of broader corporate goals.

While the focus on free cash flow and returns as opposed to growth differs from many peers, the Compensation Committee and the Board believe the overall short-term cash incentive structure best aligns our Named Executive Officers and our stockholders. The Compensation Committee and the Board retain the authority to adjust the performance measures.

2019 Achieved Performance and Payout

The weighting of these performance measures, the 2019 Fiscal Year threshold, target and maximum levels of performance for the 2019 Fiscal Year, the actual results for the 2019 Fiscal Year and the payout percentage for the 2019 Fiscal Year are set forth in the table below.

Performance Measure	Individual Weighting	2019 Fiscal Year Threshold	2019 Fiscal Year Target	2019 Fiscal Year Maximum	Actual Results for 2019 Fiscal Year	2019 Fiscal Year Weighted Payout Percentage
Financial Performance
Free Cash Flow Generation (1)	20%	$15.0 MM	$35.0 MM	$70.0 MM	$(10.3) MM	0%
G&A Expense (2)	10%	$65.0 MM	$62.3 MM	$58.0 MM	$62.4 MM	9.9%
EBITDA	15%	$585 MM	$620 MM	$670 MM	$614.5 MM	13.35%
Discounted Cash on Cash Multiple (3)	15%	1.80x	2.15x	2.75x	1.84x	8.4%
Operational Performance
Production	10%	53.0 mboe/d	55.8 mboe/d	58.0 mboe/d	51.9 mboe/d	0%
Direct LOE	10%	$210.0 MM	$202.2 MM	$190.0 MM	$179.9 MM	20%
HSE Performance
INC/Comp Ratio	5%	0.030	0.020	0.015	0.015	10%
Total TRIR	5%	0.750	0.700	0.550	0.450	10%
Strategic Initiatives (4)	10%					20%

PAYOUT PERCENTAGE		50%	100%	200%		92%(5)

(1)	Free Cash Flow Generation represents EBITDA less capital spend and debt service.
(2)	G&A Expense excludes transaction related and one-time costs such as severance and retention, as well as non-cash expenses.
(3)

Discounted Cash on Cash Multiple represents booked and audited proved and probable cash flows discounted at 10% of future cash flow streams (without invested capital), divided by the expected full cycle investment. This calculation does not include corporate charges such as G&A Expense.

(4)

At the end of the year, the Board reviews key strategic initiatives that help advance the Company. Following the completion of 2019, the Board established the payout percentage for the Strategic Initiatives factor after considering (i) the success of the Zama Appraisal both operationally and geologically, (ii) one of the highest total shareholder return rates in the exploration and production space, and (iii) the signing of a definitive agreement on a material and strategic transaction.

(5)	For purposes of this calculation, the payout percentage has been rounded to the nearest whole percent.

Short-term cash incentive awards for our Named Executive Officers are calculated by multiplying the payout percentage by each Named Executive Officer’s target award. Notwithstanding the foregoing, the Compensation Committee retains the discretion to increase (including above 200%) or reduce the payout percentage of each Named Executive Officer’s short-term cash incentive award. The Compensation Committee utilized the prescribed formula and did not exercise this discretion with respect to the Named Executive Officers’ 2019 short-term cash incentive awards. The table below sets forth each Named Executive Officer’s target and actual short-term cash incentive award for the 2019 Fiscal Year.

Name	2019 Target Short-Term Cash Incentive ($)	Pro-Ration Percentage (if applicable)		Payout Percentage	Actual Short-Term Cash Incentive Award Payment
Timothy S. Duncan	$875,000	—		92%	$805,000
Shannon E. Young III	$368,000	62.74	%(1)	92%	$212,412
Stephen E. Heitzman	$332,000	—		92%	$305,440
John A. Parker	$336,000	—		92%	$309,120
William S. Moss III	$320,000	—		92%	$294,400
Michael L. Harding II	$304,000	61.37	%(2)	92%	$171,639

(1)

For Mr. Young, this percentage reflects the pro-ration of his short-term cash incentive award for the portion of the 2019 Fiscal Year following his appointment as Executive Vice President and Chief Financial Officer.

(2)

For Mr. Harding, in accordance with the terms of his Transition, Separation and Release Agreement, as described below under “Potential Payments Upon Termination or a Change in Control—Harding Separation Agreement,” this amount reflects the pro-ration of his short-term cash incentive award for the 2019 Fiscal Year for the portion of the 2019 Fiscal Year prior to his separation.

Long-Term Incentive Awards

We maintain the Talos Energy Inc. Long Term Incentive Plan (the “LTIP”) to provide a means through which we may attract, retain and motivate qualified individuals as employees, directors and consultants, thereby enhancing our profitable growth and that of our affiliates. Subject to adjustment as provided therein, the LTIP originally reserved 5,415,576 shares of common stock for potential grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock awards, dividend equivalents, other stock- or cash-based awards and substitute awards. Long-term incentive awards under the LTIP seek to balance retention of our executive team and alignment of our Named Executive Officers’ interests with those of our stockholders.

Each year, the Compensation Committee sets the total targeted long-term incentive value appropriate for each Named Executive Officer taking into account Peer Group data and each Named Executive Officer’s contribution to our success, level of responsibility and experience. For the 2019 Fiscal Year, each Named Executive Officer’s total targeted long-term incentive value was allocated equally between grants of time-based restricted stock units (“RSUs”) and performance share units (“PSUs”). Please see “Summary Compensation Table” and “Grants of Plan-Based Awards Table” below for more information on the RSU awards and PSU awards granted during the 2019 Fiscal Year.

2019 Restricted Stock Unit Awards

On March 5, 2019, the Board, upon recommendation by the Compensation Committee, approved the grant of RSUs to each Named Executive Officer, other than for Mr. Young. These RSU awards vest ratably over the three-year period beginning on March 5, 2019, subject to each Named Executive Officer’s continued employment through each vesting date. In connection with his appointment, Mr. Young received a grant of RSUs on May 16, 2019, which cliff vest on March 5, 2022, subject to his continued employment through such vesting date. Following vesting, each RSU that vests is settled in a share of our common stock.

2019 Performance Share Unit Awards

On March 5, 2019, the Board, upon recommendation by the Compensation Committee, approved the grant of PSUs to each Named Executive Officer. In connection with his appointment, Mr. Young received a grant of PSUs on May 16, 2019. The PSU awards vest based on our relative total stockholder return (“Relative TSR”) over the three-year performance period commencing on January 1, 2019 and ending on December 31, 2021, subject to the Named Executive Officer’s continued employment through December 31, 2021. Our Relative TSR is determined by ranking our total stockholder return against the total stockholder return of each of the following companies, our “PSU Peer Group,” over the three-year performance period.

Callon Petroleum Company	Kosmos Energy Ltd.	SM Energy Company
Carrizo Oil & Gas, Inc.	Laredo Petroleum, Inc.	SRC Energy Inc.
Cimarex Energy Co.	Matador Resources Company	W&T Offshore, Inc.
HighPoint Resources Corporation	Oasis Petroleum Inc.	Whiting Petroleum Corporation
Jagged Peak Energy Inc.	PDC Energy, Inc.

At the conclusion of the performance period, the percentage of the target PSUs that becomes earned and vested is determined in accordance with the following payout schedule utilizing linear interpolation between threshold, target, stretch and maximum achievement levels; however, if our actual total stockholder return is negative, the payout is capped at 100% of target, regardless of our Relative TSR ranking. Following the end of the performance period, each PSU that becomes earned and vested is settled in a share of our common stock.

Level	Relative TSR Performance (Percentile Rank vs Peers)	Earned PSUs (% of Target)
< Threshold	< 30th Percentile	0%
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Stretch	70th Percentile	150%
Maximum	≥90th Percentile	200%

If certain corporate events occur with respect to an entity in our Peer Group, the PSUs provide for adjustments to be made to the Peer Group depending on the nature of the event. In accordance with such provisions, as a result of the acquisition of Carrizo Oil & Gas, Inc. by Callon Petroleum Company, the Compensation Committee replaced Carrizo Oil & Gas, Inc. with Murphy Oil Corporation for purposes of the PSU Peer Group.

Other Benefits

Health and Welfare Benefits

We offer participation in health and welfare plans to all of our employees, including our Named Executive Officers.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan in which our Named Executive Officers participate. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code (the “Code”) where employees, including our Named Executive Officers, are allowed to contribute portions of their eligible compensation to a tax-qualified retirement account. Currently, we provide discretionary matching contributions equal to 50% of the first 12% of employees’ eligible compensation contributed to the plan. Employees generally become vested in 25% of the matching contributions made to their tax-qualified retirement account per year for four years. Employees become 100% vested in the matching contributions made to their tax-qualified retirement account upon death, disability or retirement on or after normal retirement age (i.e., age 65). Employees may receive a distribution of the vested portion of their tax-qualified retirement accounts upon (i) a termination of employment, (ii) normal retirement, (iii) disability or (iv) death.

Life Insurance

We provide group term life insurance to all of our employees, including the Named Executive Officers, equal to 2.5 times base salary up to a maximum of $500,000.

Limited Perquisites

In 2019, we provided to our Named Executive Officers a limited number of low cost perquisites, including limited spousal travel and club and gym membership reimbursement. We provided these perquisites to ensure that our compensation program as a whole remains commensurate with compensation and benefits provided by companies with which we compete for executive talent.

Executive Severance Plan

We maintain the Talos Energy Operating Company LLC Executive Severance Plan (the “Severance Plan”), pursuant to which each of our Named Executive Officers are entitled to receive severance benefits following certain terminations of employment. As a condition to participation in the Severance Plan, each Named Executive Officer has agreed to (i) terminate any existing employment agreement with us, including all rights to severance thereunder and (ii) abide by certain confidentiality, non-solicitation and non-disparagement covenants. The Board adopted the Severance Plan to extend our severance arrangements to other members of our senior management team and align the severance benefits with the severance benefits provided by companies with which we compete for executive talent. Please see “Potential Payments Upon Termination of Change in Control—Executive Severance Plan” for more information.

Other Matters

Tax and Accounting Implications of Executive Compensation Decisions

The Compensation Committee and the Board review and consider the tax, accounting, and securities law implications of our executive compensation program when making determinations.

As a public corporation, we are subject to the deduction limitations under Section 162(m) of the Code (“Section 162(m)”). Section 162(m) prohibits deductions for compensation paid in excess of $1 million during a single fiscal year to certain executive officers. We take the economic effects of Section 162(m) into consideration when determining the structure, implementation, and value of compensation paid to our executive officers, including the deductibility of our executive compensation program. In doing so, we reserve the right to pay non-deductible compensation to our executive officers if the Compensation Committee determines that such compensation is in the best interests of the Company.

We account for RSU awards and PSU awards in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), which requires us to estimate the expense of an award over the vesting period applicable to such award.

Anti-Hedging and Anti-Pledging Policies

We maintain an insider trading policy that applies to all employees of the Company and its subsidiaries, including the Named Executive Officers, all members of the Board, and all contractors, consultants and outside advisors who have access to material nonpublic information. Under our insider trading policy, hedging or monetization transactions and pledging of Company securities are prohibited.

Stock Ownership Policy

On March 11, 2019, we adopted the Talos Energy Inc. Stock Ownership Policy (the “Ownership Policy”) applicable to senior executives identified by the Compensation Committee, including the Named Executive Officers, and non-employee directors with the goal of aligning the interests of such senior executives and non-employee directors with those of our stockholders. The ownership requirements were established at the following levels:

Title	Required Ownership
Chief Executive Officer	5x base salary
All Other Named Executive Officers	2x base salary
Other Senior Executives	1x base salary
Non-Employee Directors	5x annual cash retainer

The Chief Executive Officer and the Compensation Committee will review on an annual basis the ownership levels of senior executives and non-employee directors. In determining ownership levels, we include shares of our common stock owned outright by the officer or director, unvested time-based restricted shares and restricted stock units and shares of our common stock owned by the officer or director through our retirement and benefit plans. We do not include unexercised stock options or unearned performance shares or performance share units in determining ownership levels. Senior executives must achieve their requisite ownership levels within five years of the later of (i) the implementation of the Ownership Policy or (ii) the applicable date of hire, promotion or salary increase for the executive, and non-employee directors must achieve their requisite ownership levels within five years of the later of (i) the implementation of the Ownership Policy or (ii) the applicable date of the first election to the Board or increase in annual cash retainer.

Clawback Policy

On February 4, 2020, we adopted the Talos Energy Inc. Executive Compensation Clawback Policy (the “Clawback Policy”). Under the terms of the Clawback Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee or the Board may cause the Company to recover the amount of any incentive compensation granted, awarded or paid to a covered employee within the preceding 36-month period to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, awarded or paid had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our Named Executive Officers and former executive officers, are considered “covered employees” for purposes of the Clawback Policy.

Risk Assessment and Mitigation

The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk-taking. We believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and implementing our award structure, the Compensation Committee worked closely with Meridian to mitigate risks and to minimize the creation of imprudent incentives for our executives. We do not believe that our performance-based compensation encourages unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as short-term and long-term compensation and fixed and variable compensation.

Our compensation program structure and policy includes the following features to safeguard against excessive risk-taking:

✓	Payments under our short-term cash incentive program are based upon a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;

✓	Our PSUs have performance periods of three years, which encourages executives to focus on sustaining the performance of the Company and its stock price over a period of years;

✓	We pay compensation that is competitive with the market and our industry peers, while not being excessive;

✓

Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests;

✓	Our incentive compensation plans include a cap on the maximum payout, subject to the Compensation Committee’s discretion, and implement design features that do not encourage excessive risk-taking; and

✓	Our insider trading policy contains a general anti-hedging and anti-pledging policy for all insiders.

We believe that our executive compensation program provides our executive officers with appropriate rewards for sustained performance, without giving unnecessary weight to any one factor or type of compensation, and avoids excessive risk. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on us.

Summary Compensation Table

The table below sets forth the annual compensation earned by the Named Executive Officers during the fiscal years ended December 31, 2017, December 31, 2018 and December 31, 2019. Amounts reported below for periods prior to the Stone Combination, which was consummated on May 10, 2018, were awarded and paid by Talos Energy LLC.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Timothy S. Duncan	2019	$701,727	—	$4,101,637	—	$805,000	$9,500	$5,617,864
President and Chief	2018	$579,885	$400,000	$1,689,640	$714,204	$885,625	$9,250	$4,278,604
Executive Officer	2017	$432,308	$33,000	—	$86,059	$473,000	$9,000	$1,033,367
Shannon E. Young III	2019	$284,095	—	$1,590,943	—	$212,412	—	$2,087,450
Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Stephen E. Heitzman	2019	$416,080	—	$1,134,832	—	$305,440	$11,934	$1,868,286
Former Executive Vice	2018	$394,475	$75,000	$675,933	$612,000	$348,800	$12,250	$2,118,458
President and Chief	2017	$373,844	$21,150	—	—	$303,150	$11,942	$710,086
Operating Officer
John A. Parker	2019	$421,074	—	$1,230,524	—	$309,120	—	$1,960,718
Executive Vice President	2018	$394,475	$75,000	$675,933	$589,968	$348,800	$12,250	$2,096,426
of Exploration	2017	$373,844	$21,150	—	—	$303,150	$12,000	$710,144
William S. Moss III	2019	$401,019	—	$1,162,181	—	$294,400	$12,500	$1,870,100
Executive Vice President	2018	$381,475	$225,000	$675,933	$489,600	$331,360	$9,250	$2,112,618
and General Counsel	2017	$373,844	$21,150	—	—	$303,150	$9,000	$707,144
Michael L. Harding II	2019	$239,893	—	$738,303	—	—	$760,852	$1,739,048
Former Executive Vice	2018	$362,356	$225,000	$675,933	$315,180	$331,360	$12,250	$1,922,079
President, Chief Financial Officer and Chief Accounting Officer	2017	$318,173	$18,143	—	—	$260,057	$9,000	$605,373

(1)

Amounts in this column represent the aggregate grant date fair value of the RSUs and PSUs granted to each of the Named Executive Officers other than Mr. Young on March 5, 2019 and to Mr. Young on May 16, 2019, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The FASB ASC Topic 718 value for the RSUs was calculated using the closing price per share of our common stock on the date of grant applied to the total number of RSUs granted. The FASB ASC Topic 718 grant date fair value of the PSUs was determined using a Monte Carlo simulation. Additional information regarding the assumptions underlying these calculations is available in Note 8 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2019.

(2)

Amounts in this column represent the short-term cash incentive awards for performance in the 2019 Fiscal Year determined based on achievement of the applicable performance metrics. See “Elements of Compensation for the 2019 Fiscal Year—Short-Term Cash Incentive Awards” above for additional information regarding these awards.

(3)	Amounts in this column include our match of 401(k) plan contributions in the 2019 Fiscal Year for each Named Executive Officer as shown in the table below:

Name	401(k) Plan Company Matching Contributions
Timothy S. Duncan	$9,500
Shannon E. Young III	—
Stephen E. Heitzman	$11.934
John A. Parker	—
William S. Moss III	$12,500
Michael L. Harding II	$12,500

For Mr. Harding, the amount in this column also includes (i) a $570,000 lump sum cash severance payment, (ii) a pro-rated short-term cash incentive award for the 2019 Fiscal Year equal to $171,639 and (iii) $6,713 for partially subsidized continuation coverage for Mr. Harding, his spouse and his eligible dependents in 2019, in each case, in accordance with the terms of his Transition, Separation and Release Agreement, as described below under “Potential Payments Upon Termination or a Change in Control—Harding Separation Agreement.”

Grants of Plan-Based Awards Table

The following table includes information regarding the short-term cash incentive awards, RSU awards and PSU awards granted to the Named Executive Officers during the 2019 Fiscal Year.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards (4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy S. Duncan		$437,500	$875,000	$1,750,000
	3/5/19				36,819	73,638	147,276		$2,388,817
	3/5/19							73,638	$1,712,820
Shannon E. Young III		$115,442	$230,883	$461,766
	5/16/19				10,878	21,755	43,510		$972,013
	5/16/19							21,755	$618,930
Stephen E. Heitzman		$166,000	$332,000	$664,000
	3/5/19				10,187	20,374	40,748		$660,933
	3/5/19							20,374	$473,899
John A. Parker		$168,000	$336,000	$672,000
	3/5/19				11,046	22,092	44,184		$716,664
	3/5/19							22,092	$513,860
William S. Moss III		$160,000	$320,000	$640,000
	3/5/19				10,433	20,865	41,730		$676,861
	3/5/19							20,865	$485,320
Michael L. Harding II		$152,000	$304,000	$608,000
	3/5/19				6,628	13,255	26,510		$429,992
	3/5/19							13,255	$308,311

(1)

Amounts in these columns represent the estimated payouts for short-term cash incentive awards for the 2019 Fiscal Year assuming threshold, target and maximum achievement. For Mr. Young, these columns represent the pro-rata portion of his short-term cash incentive award for the portion of the 2019 Fiscal Year following his appointment. The actual amounts paid to our Named Executive Officers for the 2019 Fiscal Year can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above. See “Elements of Compensation for the 2019 Fiscal Year—Short-Term Cash Incentive Awards” above for additional information regarding these awards.

(2)

These amounts represent the threshold, target and maximum PSUs that may become earned pursuant to the PSUs granted to the Named Executive Officers during the 2019 Fiscal Year. The number of PSUs which ultimately become earned is based on our Relative TSR performance over the three-year performance period ending on December 31, 2021, subject to the Named Executive Officer’s continued employment.

(3)

Amounts in this column represent RSUs granted to the Named Executive Officers during the 2019 Fiscal Year which, other than the RSUs granted to Mr. Young, vest as to one-third on each of March 5, 2020, March 5, 2021 and March 5, 2022, subject to the Named Executive Officer’s continued employment. The RSUs granted to Mr. Young during the 2019 Fiscal Year vest in full on March 5, 2022, subject to Mr. Young’s continued employment. 4,418 of the RSUs granted to Mr. Harding during the 2019 Fiscal Year vested in connection with his separation and the remainder were forfeited in accordance with the terms of his Transition, Separation and Release Agreement, as described below under “Potential Payments Upon Termination or a Change in Control—Harding Separation Agreement.”

(4)

These amounts represent the aggregate grant date fair value of PSUs and RSUs granted during the 2019 Fiscal Year to the Named Executive Officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Mr. Young Offer Letter

In connection with his appointment, we entered into an offer letter with Mr. Young. Pursuant to the terms of the offer letter, Mr. Young is eligible to receive an initial annualized base salary of $460,000 and to participate in the Company’s annual bonus program with a target bonus equal to 80% of his annualized base salary (which amount was prorated for 2019 based upon his date of hire), subject to the achievement of any applicable performance criteria and the terms and conditions of the program. The offer letter also provides that Mr. Young will be eligible to receive annual awards under the LTIP subject to approval by the Board and the terms and conditions of the LTIP.

Series B Unit Awards

In connection with the Stone Combination in May 2018, the Series B Units in Talos Energy LLC, including those held by our Named Executive Officers, were exchanged for an equivalent number of Series B Units in each of AP Talos Energy LLC (“AP Equityco Units”) and Riverstone Talos Energy Equityco LLC (“RSH Equityco Units” and together with the AP Equityco Units, the “Exchanged Units”). The Exchanged Units received in the exchange remain subject to the same terms and conditions applicable to the Series B Units in Talos Energy LLC prior to such exchange, including with respect to vesting.

In addition to the Exchanged Units, in connection with the Stone Combination in May 2018, each of our Named Executive Officers other than Mr. Young received Series B Units in each of AP Talos Energy Debtco LLC (“AP Debtco Units”) and Riverstone Talos Energy Debtco LLC (“RSH Debtco Units,” and together with the AP Debtco Units, the “New Series B Units”), which are intended to constitute “profits interests” for federal tax purposes. Each of Apollo Talos Holdings, L.P., the manager of AP Talos Energy Debtco LLC, and Riverstone V Talos Holdings, L.P., the manager of Riverstone Talos Energy Debtco LLC, determined it was appropriate to grant the New Series B Units, and neither the Board nor the board of Talos Energy LLC were involved in approving the grants.

The New Series B Units mirror the number and vesting schedule of the Exchanged Units so that they will vest in tandem. As a result, a portion of the New Series B Units were fully vested on the date of grant and the unvested New Series B Units granted will vest at the same time and under the same circumstances as the unvested Exchanged Units. The Exchanged Units and thus, the New Series B Units, generally provide for vesting of 80% of the award in equal monthly installments beginning on the last day of the month of the original grant (not the exchange date) and continuing on the last day of each month for a total of 48 months, so long as the Named Executive Officer remains employed through each vesting date. The remaining 20% will only vest upon the occurrence of a Vesting Event (as defined below under “Potential Payments Upon Termination or Change in Control—Series B Unit Award Agreements”). Any portion of the New Series B Units that vest on the basis of time and remain unvested as of a Vesting Event will also become vested upon such Vesting Event.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table reflects information regarding outstanding unvested RSUs, PSUs, AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units held by our Named Executive Officers as of December 31, 2019.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($) (7)	Option Expiration Date (7)	Number of Shares or Units of Stock That Have Not Vested (#) (8)	Market Value of Shares or Units of Stock That Have Not Vested (#) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (10)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (9)
Timothy S. Duncan	—	—		22,520	(3)	n/a	n/a
	—	—		22,520	(4)	n/a	n/a
	—	—		22,520	(5)	n/a	n/a
	—	—		22,520	(6)	n/a	n/a
	—	1,170	(1)	820	(3)	n/a	n/a
	—	1,170	(1)	820	(4)	n/a	n/a
	—	1,170	(1)	820	(5)	n/a	n/a
	—	1,170	(1)	820	(6)	n/a	n/a
								82,406	$2,484,541
										199,878	$6,026,322
Shannon E. Young III								21,755	$655,913
										43,510	$1,311,827
Stephen E. Heitzman	—	—		20,000	(3)	n/a	n/a
	—	—		20,000	(4)	n/a	n/a
	—	—		20,000	(5)	n/a	n/a
	—	—		20,000	(6)	n/a	n/a
								23,882	$720,042
										61,790	$1,862,969
John A. Parker	—	—		20,000	(3)	n/a	n/a
	—	—		20,000	(4)	n/a	n/a
	—	—		19,280	(5)	n/a	n/a
	—	—		19,280	(6)	n/a	n/a
								25,600	$771,840
										65,226	$1,966,564
William S. Moss III	—	—		16,000	(3)	n/a	n/a
	—	—		16,000	(4)	n/a	n/a
	—	—		16,000	(5)	n/a	n/a
	—	—		16,000	(6)	n/a	n/a
								24,373	$734,846
										62,774	$1,892,636
Michael L. Harding II	—	—		4,800	(3)	n/a	n/a
	—	—		4,800	(4)	n/a	n/a
	—	—		4,800	(5)	n/a	n/a
	—	—		4,800	(6)	n/a	n/a
	—	918	(2)	5,500	(3)	n/a	n/a
	—	918	(2)	5,500	(4)	n/a	n/a
	—	918	(2)	5,500	(5)	n/a	n/a
	—	918	(2)	5,500	(6)	n/a	n/a
										14,186	$427,708

(1)	These units will vest in substantially equal installments on the last day of each month through May 31, 2021, subject to the Named Executive Officer’s continued employment.
(2)	These units will vested in substantially equal installments on the last day of each month through February 29, 2020.
(3)	These amounts represent AP Equityco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.

(4)	These amounts represent RSH Equityco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.
(5)	These amounts represent AP Debtco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.
(6)	These amounts represent RSH Debtco Units held by each Named Executive Officer which only become vested upon the occurrence of a Vesting Event.
(7)	These equity awards are not traditional options, and therefore, there is no exercise price or expiration date associated with them.
(8)

The amounts in this column represent RSUs held by each Named Executive Officer which vest pro-rata over the applicable remaining vesting dates as follows, subject to the Named Executive Officer’s continued employment:

Name	Number of Unvested RSUs	Remaining Vesting Dates
Timothy S. Duncan	73,638	March 5, 2020, March 5, 2021, and March 5, 2022
	8,768	May 14, 2020 and May 14, 2021
Shannon E. Young III	21,755	March 5, 2022
Stephen E. Heitzman	20,374	March 5, 2020, March 5, 2021, and March 5, 2022
	3,508	May 14, 2020 and May 14, 2021
John A. Parker	22,092	March 5, 2020, March 5, 2021, and March 5, 2022
	3,508	May 14, 2020 and May 14, 2021
William S. Moss III	20,865	March 5, 2020, March 5, 2021, and March 5, 2022
	3,508	May 14, 2020 and May 14, 2021

Any unvested RSUs previously held by Mr. Harding which were not accelerated in connection with his separation in accordance with the terms of the RSU award agreements governing such awards were forfeited and cancelled in accordance with the terms of such award agreements and his Transition, Separation and Release Agreement, as described below under “Potential Payments Upon Termination or a Change in Control—Harding Separation Agreement.”

(9)	The amounts in these columns were calculated by multiplying $30.15, the closing price of our common stock on December 31, 2019, by the number of awards reported.
(10)

The amounts in this column represent the maximum number of PSUs held by each Named Executive Officer which may become earned based on our Relative TSR performance over the applicable three-year performance period as shown in the below table. As of December 31, 2019, (i) our Relative TSR performance for the PSUs granted in 2018 was above target, but due to a negative absolute total stockholder return would only provide for a target payout, and (ii) our Relative TSR performance for the PSUs granted in 2019 was at maximum. Pursuant to the applicable SEC rules, the amounts in this column and in the below table reflect the maximum payout of the PSUs. The actual number of PSUs earned based on actual performance over the full performance period may be significantly less than this amount.

Name	Maximum Number of Unvested PSUs	Applicable Performance Period End Date
Timothy S. Duncan	52,602	May 13, 2021
	147,276	December 31, 2021
Shannon E. Young III	43,510	December 31, 2021
Stephen E. Heitzman	21,042	May 13, 2021
	40,748	December 31, 2021
John A. Parker	21,042	May 13, 2021
	44,184	December 31, 2021
William S. Moss III	21,044	May 13, 2021
	41,730	December 31, 2021
Michael L. Harding II	8,762	May 13, 2021
	5,424	December 31, 2021

Any other unearned PSUs previously held by Mr. Harding which do not remain outstanding and, subject to the satisfaction of the applicable performance goals, eligible for settlement in accordance with the terms of the PSU award agreements governing such awards were forfeited and cancelled in accordance with the terms of such award agreements and his Transition, Separation and Release Agreement, as described below under “Potential Payments Upon Termination or a Change in Control—Harding Separation Agreement.”

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Units Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
Timothy S. Duncan
AP Equityco Units	816	$2,957
RSH Equityco Units	816	$2,299
AP Debtco Units	816	$0.00
RSH Debtco Units	816	$0.00
RSUs			4,383	$122,549
Shannon E. Young III	—	—	—	—
Stephen E. Heitzman
RSUs			1,753	$49,014
John A. Parker
RSUs			1,753	$49,014
William S. Moss III
RSUs			1,753	$49,014
Michael L. Harding II
AP Equityco Units	5,503	$19,930
RSH Equityco Units	5,503	$15,497
AP Debtco Units	5,503	$0.00
RSH Debtco Units	5,503	$0.00
RSUs			7,925	$173,195

(1)

This column reflects the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units held by each Named Executive Officer that vested during the 2019 Fiscal Year. We believe that, despite the fact that these units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”

(2)

The value of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units was estimated using the closing price of our common stock as of each vesting date and the terms of the applicable distribution provisions governing such awards.

(3)

This column reflects the RSUs held by each Named Executive Officer that vested during the 2019 Fiscal Year. For Mr. Harding, this amount includes the accelerated vesting of certain of his outstanding RSUs as provided for in his Transition, Separation and Release Agreement, as described below under “Potential Payments Upon Termination or a Change in Control—Harding Separation Agreement.”

(4)

This column reflects the aggregate market value realized by each Named Executive Officer upon vesting, calculated by multiplying the number of RSUs that vested (including shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date.

Pension Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan.

Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a nonqualified deferred compensation plan.

Potential Payments Upon Termination or a Change in Control

Executive Severance Plan

Pursuant to the terms of the Severance Plan, upon a termination without “Cause” or a resignation for “Good Reason,” each Named Executive Officer will be eligible to receive: (i) a lump sum cash payment equal to 1.5 (or 2.0 in the case of Mr. Duncan) times the Named Executive Officer’s annualized base salary then in effect; (ii) any earned but unpaid bonus for the year preceding the year of termination based on the our actual performance, paid at the time such bonuses are paid to executives; (iii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (iv) partially subsidized continuation coverage for the Named Executive Officer and his spouse and eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of Mr. Duncan), unless such coverage is earlier terminated in accordance with the terms of the Severance Plan.

If a Named Executive Officer’s employment with us terminates as a result of his death or “Disability,” then the Named Executive Officer will be eligible to receive the following benefits: (i) any earned but unpaid bonus for the year preceding the year of termination based on our actual performance, paid at the time such bonuses are paid to executives; and (ii) a pro-rated bonus for the year of termination based on our actual performance, paid at the time such bonuses are paid to executives.

In order to receive any of the foregoing severance benefits under the Severance Plan, a Named Executive Officer (or his estate or legal guardian, if applicable) must timely execute (and not revoke) a release of claims in favor of us and our affiliates. Further, the Severance Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. If the severance benefits under the Severance Plan would trigger an excise tax for a participant under Section 4999 of the Code, the Severance Plan provides that the Named Executive Officer’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the Named Executive Officer would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

For purposes of the Severance Plan:

•

“Cause” generally means a Named Executive Officer’s (i) material breach of the Severance Plan or other written agreement with us, (ii) material breach of any law applicable to the workplace or employment relationship or any of our material policies or codes of conduct, (iii) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (iv) commission, conviction, indictment or plea of nolo contendre of or for any felony or crime involving moral turpitude, or (v) willful failure or refusal to perform his obligations pursuant to the Severance Plan or follow any lawful directive from us.

•

“Disability” generally means an inability by a Named Executive Officer to perform the essential functions of his position due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive, in any 12-month period.

•

“Good Reason” generally means (i) a material diminution in a Named Executive Officer’s base salary, authority, duties or responsibilities, (ii) material breach by us of our obligations under the Severance Plan, or (ii) a geographic relocation of the Named Executive Officer’s principal place of employment by more than 50 miles.

Long Term Incentive Plan Awards

Restricted Stock Unit Awards

Pursuant to the terms of each Named Executive Officer’s RSU award agreement, if a Named Executive Officer’s employment with us is terminated (i) as a result of his death or “Disability” or (ii) within one year following a “Change in Control,” by us without “Cause” or by the Named Executive Officer for “Good Reason,”

then, in each case, such Named Executive Officer’s unvested RSUs will become fully vested. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the portion of such Named Executive Officer’s unvested RSUs that would have vested within the 12-month period following such termination will become vested.

Performance Share Unit Awards

Pursuant to the terms of each Named Executive Officer’s PSU award agreement, if a Named Executive Officer’s employment with us is terminated as a result of his death or Disability, then a pro-rata portion of such Named Executive Officer’s PSUs will become earned based on actual performance calculated through the date of such termination. If a Named Executive Officer’s employment with us is terminated by us without Cause or by the Named Executive Officer for Good Reason, in each case, prior to a Change in Control or more than one year following a Change in Control, then the Named Executive Officer will be deemed to have met the service requirement with respect to a pro-rata portion of his PSUs, and such PSUs will remain outstanding subject to satisfaction of the performance metrics through the end of the performance period. If a Named Executive Officer’s employment with us is terminated within one year following a Change in Control by us without Cause or by the Named Executive Officer for Good Reason, then, in each case, such Named Executive Officer’s PSUs will become earned based on actual performance calculated through the date of such Change in Control.

For purposes of the RSU and PSU award agreements, “Cause,” “Disability,” and “Good Reason” have the meanings given to such terms in the Severance Plan. “Change in Control” generally means the occurrence of any of the following events: (i) acquisition by a person or group of beneficial ownership of 50% or more of our outstanding shares or the combined voting power of our outstanding voting securities; (ii) during any consecutive 12-month period, individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, excluding any director whose election or nomination was approved by a vote of at least a majority of the then current directors unless such approval occurs as a result of an actual or threatened election contest; (iii) consummation of a business combination in which our outstanding voting securities immediately prior to such business combination do not, immediately following such business combination, continue to represent more than 50% of the then outstanding voting securities; (iv) sale of all or substantially all of our assets; or (v) approval by our stockholders of a complete liquidation or dissolution.

Series B Unit Award Agreements

If a Named Executive Officer’s employment is terminated for any reason other than by us for “Cause,” he will forfeit all unvested AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units, and each applicable entity will have a right to repurchase any vested units at Fair Market Value (as defined in the applicable company agreement). If the Named Executive Officer’s employment is terminated by us for Cause, then he will forfeit all AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units, whether vested or unvested. For the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units granted to Messrs. Duncan, Parker, and Heitzman’s that vest based on the terms of the Series B Units in Talos Energy, LLC originally granted on February 3, 2012 (October 1, 2013 for Mr. Moss), “Cause” has the meaning given to such term in the Named Executive Officer’s prior employment agreement. For all other awards, “Cause” means (i) engaging in material mismanagement in providing services to us or our affiliates, (ii) engaging in conduct that could reasonably be expected to be materially injurious to us or our affiliates, (iii) materially breaching the Series B Unit award agreement or the applicable limited liability company agreement, (iv) being convicted of, or entering a plea bargain or settlement admitting guilt for, any felony, crime involving moral turpitude, or where, as a result of such crime, the continued employment of the Named Executive Officer would be expected to have a material adverse impact on us or our affiliates, or (v) being the subject of any order obtained or issued by the SEC for any securities violation involving fraud.

In general, any unvested AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units granted to our Named Executive Officers will fully vest upon the occurrence of either of the following events with respect to the applicable feeder entity (each, a “Vesting Event”): (i) “Liquidation Event” or “Approved Sale” which results in a “Series A Payout” with respect to each holder of Series A Units in the applicable feeder entity; or (ii) the occurrence of a “Public Offering” where the applicable sponsor (a) receives cash proceeds from the sale of securities received in a reorganization sufficient to result in a Series A Payout (after taking into consideration any prior cash distributions), or (b) as of the 5th anniversary of the Public Offering, holds securities with a fair market value sufficient to result in a Series A Payout (after taking into consideration any prior cash distributions). The Vesting Event with respect to each feeder entity may occur on different dates. Additionally, upon the “Trigger Date” with respect to the applicable feeder entity, such entity will distribute to its members all remaining shares of our common stock held by such entity as of such date.

For purposes of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units:

•

“Approved Sale” generally includes (i) mergers, business combinations, or consolidations following which the pre-transaction members do not hold a majority of the equity securities of the surviving or resulting entity, (ii) sale of all or substantially all of the assets of the applicable feeder entity to one or more third parties, and (iii) sale of all or substantially all of the equity interests in the applicable feeder entity to one or more third parties, in each case initiated by the sponsor.

•

“Liquidation Event” generally includes (i) mergers, business combinations, consolidations, sales of all or substantially all of the assets of the applicable feeder entity following which the pre-transaction members do not hold a majority of the equity securities of the surviving or resulting entity, (ii) sale of more than 75% of the Series A Units in the applicable feeder entity, (iii) a voluntary or involuntary reorganization or entry into bankruptcy or insolvency proceedings, and (iv) the winding up, dissolution or liquidation of the applicable feeder entity.

•

“Series A Payout” occurs when holders of the Series A Units receive cash distributions which cause the unreturned Series A Unit capital contributions and unpaid Series A Unit preference amount to equal $0.

•

“Public Offering” means the sale in a public offering registered under the Securities Act of the equity securities of the applicable feeder entity (or any successor thereto) or a director or indirect subsidiary of the applicable feeder entity (or any successor thereto).

•

“Trigger Date” means the first date following the first anniversary of the consummation of the Stone Combination on which the applicable feeder entity sells any shares of our common stock held by such feeder entity as of such date.

The following table sets forth the payments and benefits that would be received by our Named Executive Officers pursuant to the terms of the Severance Plan, RSUs, PSUs, AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units in the event of certain terminations of employment with us or a Vesting Event, had such termination or Vesting Event occurred on December 31, 2019. For the avoidance of doubt, the table below does not reflect the actual payments and benefits received by Mr. Heitzman following the termination of his employment that was effective on February 17, 2020. Such payments and benefits are described in the section below titled “—Heitzman Separation Agreement.”

Name	Termination without Cause or resignation for Good Reason	Termination as a result of death or Disability	Vesting Event	Termination without Cause or resignation for Good Reason on or within one year following a Change in Control
Timothy S. Duncan
Cash Severance	$1,400,000	—	—	$1,400,000
Pro-Rata Annual Bonus (1)	$805,000	$805,000	—	$805,000
COBRA Subsidy (2)	$42,960	—	—	$42,960
RSU & PSU Acceleration (3)	$2,767,026	$7,682,080	—	$7,682,080
Series B Unit Acceleration (4)	—	—	$687,015	—
Total	$5,014,986	$8,487,080	$687,015	$9,930,040
Shannon E. Young, III
Cash Severance	$690,000	—	—	$690,000
Pro-Rata Annual Bonus (1)	$212,412	$212,412	—	$212,412
COBRA Subsidy (2)	$29,592	—	—	$29,592
RSU & PSU Acceleration (3)	$434,053	$1,958,603	—	$1,958,603
Total	$1,366,057	$2,171,015	—	$2,890,607
Stephen E. Heitzman
Cash Severance	$622,500	—	—	$622,500
Pro-Rata Annual Bonus (1)	$305,440	$305,440	—	$305,440
COBRA Subsidy (2)	$23,508	—	—	$23,508
RSU & PSU Acceleration (3)	$834,803	$2,255,312	—	$2,255,312
Series B Unit Acceleration (4)	—	—	$560,600	—
Total	$1,786,251	$2,560,752	$560,600	$3,206,760
John A. Parker
Cash Severance	$630,000	—	—	$630,000
Pro-Rata Annual Bonus (1)	$309,120	$309,120	—	$309,120
COBRA Subsidy (2)	$23,472	—	—	$23,472
RSU & PSU Acceleration (3)	$886,276	$2,409,983	—	$2,409,983
Series B Unit Acceleration (4)	—	—	$560,600	—
Total	$1,848,868	$2,719,103	$560,600	$3,372,575
William S. Moss III
Cash Severance	$600,000	—	—	$600,000
Pro-Rata Annual Bonus (1)	$294,400	$294,400	—	$294,400
COBRA Subsidy (2)	$29,556	—	—	$29,556
RSU & PSU Acceleration (3)	$849,521	$2,299,516	—	$2,299,516
Series B Unit Acceleration (4)	—	—	$448,480	—
Total	$1,773,477	$2,593,916	$448,480	$3,223,472

(1)

These amounts reflect the pro-rata portion of each Named Executive Officer’s annual bonus, which would have been the full amount of such annual bonus had the termination of employment occurred on December 31, 2019.

(2)	The COBRA Subsidy amount is based on the premiums in effect as of December 2019, which are assumed for purposes of this table to remain the same throughout the applicable COBRA Subsidy period.
(3)

These amounts are calculated by (i) multiplying the number of RSUs that would become vested upon the applicable event by $30.15, the closing price of our common stock on December 31, 2019; and (ii) multiplying the number of PSUs that would become earned upon the applicable event by $30.15, the closing price of our common stock on December 31, 2019. The amount set forth under the “Termination without Cause or resignation for Good Reason” assumes actual performance through the end of the performance period will reflect performance as of December 31, 2019.

(4)

These amounts are calculated by multiplying the number of AP Equityco Units, RSH Equityco Units, AP Debtco Units, and RSH Debtco Units that would become vested upon the applicable event by the fair market value of each such unit as of December 31, 2019, which was $15.77 for the AP Equityco Units, $12.26 for the RSH Equityco Unit, and $0.00 for the AP Debtco Units and RSH Debtco Units. The value of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units was estimated using $30.15, the closing price of our common stock on December 31, 2019 and the terms of the applicable distribution provisions governing such awards.

Harding Separation Agreement

On June 14, 2019, Mr. Harding and Talos Energy Operating Company LLC (the “Employer”) entered into a Transition, Separation and Release Agreement (the “Harding Separation Agreement”) pursuant to which Mr. Harding’s employment with us terminated on August 13, 2019. Under the Harding Separation Agreement, Mr. Harding was eligible to receive the following benefits, subject to his execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants:

•	Lump sum cash payment equal to $570,000, in accordance with the Severance Plan;

•

Pro-rated short-term cash incentive award for the 2019 Fiscal Year based on actual achievement of the applicable performance metrics equal to $171,639, payable at the time such awards are paid to other executives of the Company, in accordance with the Severance Plan;

•

Partially subsidized continuation coverage for Mr. Harding, his spouse, and his eligible dependents under our group health plans pursuant to COBRA for 18 months, unless such coverage is earlier terminated, in accordance with the terms of the Severance Plan;

•	Accelerated vesting of 6,172 RSUs, in accordance with the terms of the applicable RSU award agreements; and

•

Deemed satisfaction of the applicable service requirement with respect to 7,093 PSUs, in accordance with the terms of the PSU award agreements, which remain outstanding and eligible to vest subject to satisfaction of the applicable performance metrics through the end of the applicable performance period.

In addition, in connection with Mr. Harding’s separation, each of AP Talos Energy LLC, AP Talos Energy Debtco LLC, Riverstone Talos Energy Equityco LLC and Riverstone Talos Energy Debtco LLC took action to waive the forfeiture of Mr. Harding’s AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units, respectively. As a result, Mr. Harding’s AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units will remain outstanding and eligible to vest in accordance with the vesting terms applicable to such AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units. Neither the Board nor the Compensation Committee were involved in approving the foregoing treatment with respect to the AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units.

Heitzman Separation Agreement

On January 22, 2020, Mr. Heitzman and the Employer entered into a Separation and Release Agreement (the “Heitzman Separation Agreement”) pursuant to which Mr. Heitzman’s employment with us terminated on February 17, 2020. Under the Heitzman Separation Agreement, Mr. Heitzman was eligible to receive the following benefits, subject to his execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants:

•	Lump sum cash payment equal to $622,500, in accordance with the Severance Plan;

•

Payment of his short-term cash incentive award for the 2019 Fiscal Year based on actual achievement of the applicable performance metrics equal to $305,440, payable at the time such awards are paid to other executives of the Company, in accordance with the Severance Plan;

•	Payment of a pro-rated portion of his target short-term cash incentive award for the 2020 calendar year equal to $42,634;

•

Partially subsidized continuation coverage for Mr. Heitzman, his spouse, and his eligible dependents under our group health plans pursuant to COBRA for 18 months, unless such coverage is earlier terminated, in accordance with the terms of the Severance Plan;

•

Accelerated vesting of all 3,508 unvested RSUs originally granted in 2018 and, in accordance with the terms of the applicable RSU award agreement, accelerated vesting of 6,791 RSUs granted in 2019; and

•

Deemed satisfaction of the applicable service requirement with respect to all 10,522 PSUs granted in 2018 and, in accordance with the terms of the applicable PSU award agreement, 7,666 PSUs granted in 2019, all of which remain outstanding and eligible to vest subject to satisfaction of the applicable performance metrics through the end of the applicable performance period.

In addition, in connection with Mr. Heitzman’s separation, each of AP Talos Energy LLC, AP Talos Energy Debtco LLC, Riverstone Talos Energy Equityco LLC and Riverstone Talos Energy Debtco LLC took action to waive the forfeiture of Mr. Harding’s AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units, respectively. As a result, Mr. Heitzman’s AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units will remain outstanding and eligible to vest in accordance with the vesting terms applicable to such AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units. Neither the Board nor the Compensation Committee were involved in approving the foregoing treatment with respect to the AP Equityco Units, AP Debtco Units, RSH Equityco Units, and RSH Debtco Units.

The table below quantifies the benefits received by Mr. Harding and Mr. Heitzman pursuant to the Harding Separation Agreement and the Heitzman Separation Agreement, respectively, and as a result of the actions of each feeder entity in connection with their respective separations.

Name	Received at Separation
Michael L. Harding II
Cash Severance	$570,000
Pro-Rata 2019 Annual Bonus	$171,639
COBRA Subsidy (1)	$30,210
RSU & PSU Acceleration (2)	$266,892
Series B Units Waiver of Forfeiture (3)	$—
Total	$1,038,741
Stephen E. Heitzman
Cash Severance	$622,500
Prior Year 2019 Annual Bonus	$305,440
Pro-Rata 2020 Annual Bonus	$42,634
COBRA Subsidy (4)	$21,623
RSU & PSU Acceleration (2)	$665,215
Series B Unit Waiver of Forfeiture (3)	$—
Total	$1,657,412

(1)

The COBRA Subsidy amount is based on the premiums in effect as of September 2019, when Mr. Harding’s COBRA subsidiary began, which are assumed for purposes of this table to remain the same throughout the 18-month COBRA Subsidy period.

(2)

The RSU & PSU Acceleration amounts are calculated by (i) multiplying the number of RSUs that vested by the closing price of our common stock on the applicable separation date (or on the preceding trading date in the event the applicable separation date was not a trading date); and (ii) multiplying the number of PSUs for which the applicable service requirement was deemed to be satisfied by the closing price of our common stock on the applicable separation date (or on the preceding trading date in the event the applicable separation date was not a trading date), based on assumed achievement of performance as of the applicable separation date.

(3)

The Series B Unit Waiver of Forfeiture amounts are calculated by multiplying the number of AP Equityco Units, RSH Equityco Units, AP Debtco Units, and RSH Debtco Units for which forfeiture was waived by the fair market value of each such unit as of the applicable termination date, which was $0.00. The value of the AP Equityco Units, RSH Equityco Units, AP Debtco Units and RSH Debtco Units was estimated using the closing price of our common stock on the applicable termination date and the terms of the applicable distribution provisions governing such awards.

(4)	The COBRA Subsidy amount is based on the premiums in effect as of March 2020, which are assumed for purposes of this table to remain the same throughout the 18-month COBRA Subsidy period.

Director Compensation

We maintain a non-employee director compensation program pursuant to which members of the Board who are not employees of us or our subsidiaries or investment funds affiliated with or managed by Riverstone Holdings or Apollo are eligible for the following compensation:

•	Annual base retainer of $80,000 ($150,000 for the Non-Executive Chairman);

•

Supplemental retainer of (i) $25,000 for the chair of the Audit Committee, (ii) $15,000 for the chairs of the Compensation Committee and the Safety Committee, and (iii) $10,000 for the chair of the Governance & Nominating Committee;

•

Supplemental retainer of (i) $12,500 for members of the Audit Committee, (ii) $7,500 for members of the Compensation Committee and the Safety Committee, and (iii) $5,000 for members of the Governance & Nominating Committee;

•	$1,500 for each meeting (both in-person and telephonic) of the Board or a committee beyond 10 meetings of the Board or such committee; and

•	An annual equity award with a value equal to $140,000 ($210,000 for the Non-Executive Chairman).

The Non-Executive Chairman, who currently also serves as the Chairman of the Governance & Nominating Committee, is not eligible to receive the supplemental retainers provided to chairs and members of the committees. Each director is also reimbursed for reasonable travel and miscellaneous expenses incurred to attend meetings and activities of the Board and the committees.

In accordance with our non-employee director compensation program, we granted RSUs to each non-employee director on March 5, 2019, which vest in full on March 5, 2020, subject to the non-employee director’s continued service. In connection with the grant of RSUs, each non-employee director was provided the opportunity to defer the settlement of his RSUs until the earliest to occur of either the date such non-employee director incurs a “separation from service” or the fifth anniversary of the vesting date. Following the vesting date or such later date as elected by the director pursuant to the deferral election, these RSUs will be settled 60% in shares of our common stock and 40% in cash. The RSUs will vest in full upon (i) a termination of the non-employee director’s service due to death or disability, (ii) a termination of the non-employee director’s service without cause and (iii) a “change in control” (as defined in the LTIP). Our non-employee directors are also subject to our Ownership Policy, as described above under “Compensation Discussion and Analysis—Other Matters—Stock Ownership Policy.”

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Neal P. Goldman	$150,000	$237,852	$387,852
John “Brad” Juneau	$100,000	$158,560	$258,560
Donald R. Kendall, Jr.	$107,500	$158,560	$266,060
Charles M. Sledge	$110,000	$158,560	$268,560
James M. Trimble	$95,000	$158,560	$253,560

(1)

Amounts in this column represent the aggregate grant date fair value of the RSUs granted to the directors during the 2019 Fiscal Year, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The FASB ASC Topic 718 value for the RSUs was calculated using the closing price per share of our common stock on the date of grant, $23.07, applied to the total number of RSUs granted. Additional information regarding the assumptions underlying these calculations is available in Note 8 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2019. The method the Board used to value the awards was slightly different than the value assigned pursuant to FASB ASC Topic 718, thus the minor difference in the values reported in this column and those described in the narrative above. As of December 31, 2019, the following unvested RSU awards were held by each non-employee directors: (i) for Mr. Goldman, 10,310 RSUs and (ii) for Messrs. Juneau, Kendall, Sledge, and Trimble, 6,873 RSUs, each of which became fully vested on March 5, 2021. Additionally, as of December 31, 2019, Messrs. Goldman and Sledge held 6,263 RSUs and 4,175 RSUs, respectively, which are fully vested but subject to deferred settlement on the earliest to occur of (a) the fifth anniversary of the vesting date, (b) death, (c) disability, (e) separation from service, or (f) change in control.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Timothy S. Duncan, our President and Chief Executive Officer (our “CEO”).

For the 2019 Fiscal Year, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $126,767; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere within this Proxy Statement, was $5,617,864.

•	Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 44 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2019, our employee population consisted of approximately 412 individuals with all of these individuals located in the United States. This population consisted of our United States full-time, part-time, and temporary employees, as we did not have seasonal workers as of December 31, 2019. We do have employees located in jurisdictions outside of the United States, but they comprise less than 5% of our total employees and are excluded from this calculation pursuant to Item 402(u)(4)(ii) of Regulation S-K. Specifically, we excluded 9 employees located in Mexico. We hire independent contractors and “leased” workers, but such independent contractors and “leased” workers are excluded from this calculation pursuant to Item 402(u)(3) of Regulation S-K.

•

We used a consistently applied compensation measure to identify our median employee comparing the amount of salary or wages, bonuses and other compensation as reported to the Internal Revenue Service in Box 1 on Form W-2 for 2019.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees included in this calculation and our CEO are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2019 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $126,767.

•

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2019 of our Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about shares of our common stock that may be issued under equity compensation plans as of December 31, 2019.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	1,658,178	—	3,721,147
Equity compensation plans not approved by security holders	—	—	—

Total	1,658,178	—	3,721,147

(1)

This column reflects the maximum number of shares of our common stock subject to PSU awards and the number of shares of our common stock subject to RSU awards granted under the LTIP outstanding and unvested as of December 31, 2019. Because the number of shares to be issued upon settlement of outstanding PSU awards is subject to performance conditions, the number of shares actually issued may be substantially less than the number reflected in this column. No options or warrants have been granted under the LTIP.

(2)	No options or warrants have been granted under the LTIP, and the RSU and PSU awards reflected in column (a) are not reflected in this column, as they do not have an exercise price.
(3)	This column reflects the total number of shares of our common stock remaining available for issuance under the LTIP as of December 31, 2019.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, the Compensation Committee consisted of Jim Trimble, Donald R. Kendall, Jr., Olivia C. Wassenaar and Rajen Mahagaokar, none of whom is, or has ever been, an officer or employee of the Company. Further, none of our Named Executive Officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee. Mr. Trimble served as the Compensation Committee chair until May 7, 2019.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s “Corporate Governance Guidelines” cover the following subjects, among others:

•	the size of the Board of Directors;

•	qualifications and independence standards for the Board of Directors;

•	director responsibilities;

•	Board leadership;

•	meetings of the Board and of non-management directors;

•	committee requirements and functions and independence of committee members;

•	director compensation;

•	annual performance evaluations and succession planning;

•	review of governance policies, copies of which are posted on the Company’s website at www.talosenergy.com;

•	stockholder communications with directors; and

•	access to independent advisors, senior management and other employees.

The Corporate Governance Guidelines are posted on the Company’s website at www.talosenergy.com. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company’s Governance & Nominating Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Governance & Nominating Committee considers the Board’s leadership structure periodically.

Prior to the 2020 Annual Meeting of Stockholders, the Chairman of the Board is required to be a “Company Independent Director” pursuant to the Stockholders’ Agreement. Any person serving as our Chief Executive Officer does not satisfy the independence standards of the NYSE rules by virtue of being one of our employees and, as a result, any such person cannot be a “Company Independent Director” under the Stockholders’ Agreement. Consequently, our Chief Executive Officer cannot simultaneously serve in such office and as the Chairman of the Board until after the 2020 Annual Meeting of Stockholders. After the 2020 Annual Meeting, our Amended and Restated Bylaws provide that the Chairman of the Board may be any director elected by a majority of the Board. See “—Director Independence” for additional information regarding the definition of “Company Independent Director.”

Despite the foregoing, the Board believes that separating of the roles of Chairman of the Board and the Chief Executive Officer provides the optimal Board leadership structure for us. Under this structure, the Chief

Executive Officer has responsibility for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, and the Chairman of the Board is tasked with setting the agenda for and presiding at Board meetings and coordinating the Board’s communications with the Chief Executive Officer and other senior management. The Board determined that this leadership structure was optimal for us because it balances the needs for the President and Chief Executive Officer to run the Company on a day-to-day basis with the benefit provided to the Company by the Chairman’s perspective as an independent member of the Board.

The Corporate Governance Guidelines require that the Chairman of the Board, if he or she is a non-management director, will be the “lead director” responsible for preparing an agenda for the meetings of the independent directors in executive session. In the event the Chairman of the Board is a member of management, the Corporate Governance Guidelines provide that the lead director will be chosen by the non-management members of the Board. Mr. Goldman, the current Chairman of the Board, is a non-management director and therefore serves as lead director of the Board.

Classified Board Structure

In consultation with the Board, the Governance & Nominating Committee has determined that a classified board structure is appropriate for the Company. A classified board provides for stability, continuity and experience within the Board of Directors. In our industry in particular, long-term focus is critical. The time horizon required for successful exploration, development and production of oil and natural gas resources makes it vital that we have a Board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of the Company’s business and operations. A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company’s long-term value and success. The future success of the Company depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

Communications with the Board of Directors

Stockholders or other interested parties wishing to communicate directly with the Board, a committee of the Board or with an individual director may do so by sending the communication, as appropriate, to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

Under NYSE rules, a “controlled company” is defined as a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. The Company is a controlled company within the meaning of NYSE rules.

As a result of the Stockholders’ Agreement (as defined and described in “Certain Relationships and Related Party Transactions—Historical Transactions with Affiliates—Stockholders’ Agreement”) and the voting power of the Apollo Funds and the Riverstone Funds, the Company is exempt from complying with NYSE’s requirements that (i) a majority of the Board of Directors consist of independent directors, (ii) the Governance & Nominating Committee consist entirely of independent directors, and (iii) the Compensation Committee be composed entirely of independent directors. We have elected not to use these exemptions available to controlled companies, but could do so in the future.

The Stockholders’ Agreement provides that successors to directors not designated by Talos will be nominated by the Governance & Nominating Committee, which must have a majority of “Company Independent Directors.” A “Company Independent Director” is any director of the Board who (i) meets the independence standards under NYSE rules, (ii) is not a director designated by the Apollo Funds or the Riverstone Funds, (iii) is not a current director, officer or employee of the Apollo Funds or the Riverstone Funds or their respective affiliates, (iv) has been determined by the Governance & Nominating Committee not to have any relationship with the Apollo Funds or the Riverstone Funds or their respective affiliates that would be material to the director’s ability to be independent, and (v) is designated by the Governance & Nominating Committee as a “Company Independent Director.” Messrs. Goldman, Sledge, Juneau, Trimble and Kendall are the “Company Independent Directors” serving on the Board.

The Board of Directors has determined that each of Christine Hommes, Robert M. Tichio, Olivia C. Wassenaar, Neal P. Goldman, John “Brad” Juneau, James M. Trimble, Charles M. Sledge, Donald R. Kendall, Jr. and Rajen Mahagaokar is “independent” pursuant to NYSE rules.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that (i) Messrs. Sledge, Kendall and Juneau are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) Messrs. Kendall and Mahagaokar and Ms. Wassenaar are independent under the standards set forth by the NYSE applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert. On May 7, 2019, the Board of Directors determined that each of the Audit Committee members, Messrs. Juneau, Kendall and Sledge, is financially literate and is an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

The Board of Directors as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

•	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

•	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present, for Board review, significant departures from those plans;

•	oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy;

•	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

•

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accountants report regularly to the Audit Committee on those subjects. The Audit Committee is also responsible for oversight of the Company’s cyber-security program and management’s plans, programs and policies designed to mitigate cyber-security risks, and as part of its annual calendar, the Audit Committee receives regular reports on cyber-security matters and the information technology control environment from the Company’s Deputy Director of Information Technology.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the Annual Meetings, if practicable. All ten of our then-serving directors attended the 2019 Annual Meeting of Stockholders. We anticipate that nearly all of our directors will attend the 2020 Annual Meeting in person or by teleconference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our common stock as of March 20, 2020 by:

•	each person, or group of affiliated persons, know to us to beneficially own more than 5% of our common stock;

•	each member of the Board of Directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002.

As of March 20, 2020, there were 54,342,273 shares of our common stock outstanding.

	Shares Beneficially Owned
	Number		Percent
5% Stockholders
Riverstone Funds(1)	25,926,683		47.7%
Apollo Funds(2)	19,191,451		35.3%
MacKay Shields LLC(3)	3,543,714		6.5%
BlackRock, Inc.(4)	3,195,989		5.9%
Directors and Named Executive Officers:
Neal P. Goldman	23,186	*
Timothy S. Duncan(5)	26,188	*
Charles M. Sledge	12,810	*
Robert M. Tichio	—		—
Olivia C. Wassenaar	—		—
John “Brad” Juneau	38,109	*
Donald R. Kendall, Jr.	6,629	*
James M. Trimble	12,810	*
Christine Hommes	—		—
Rajen Mahagaokar	—		—
Stephen E. Heitzman(6)	8,591	*
John A. Parker(7)	8,376	*
Shannon E. Young(8)	—		—
Michael L. Harding II(9)	7,498	*
William S. Moss III(10)	8,045	*
Directors and executive officers as a group (14 persons)	136,153	*

*	Represents beneficial ownership of less than one percent of shares outstanding.
(1)

Represents (i) shares of our common stock held of record by Riverstone Talos Energy Equityco LLC (“Riverstone Equityco”) and Riverstone Talos Energy Debtco LLC (“Riverstone Debtco”) and (ii) an aggregate of 11 million shares of our common stock held by ILX Holdings I, LLC (“ILX Holdings”), ILX

Holdings II, LLC (“ILX Holdings II”), ILX Holdings III, LLC (“ILX Holdings III”) and Castex Energy 2014, LLC (“Castex 2014”), which were issued to such holders upon the automatic conversion of an aggregate of 110,000 shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per share, on March 30, 2020. David M. Leuschen and Pierre F. Lapeyre, Jr. are the members of Riverstone Management Group, L.L.C. (“Riverstone Management”), which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings, which is the sole shareholder of Riverstone Energy GP V Corp (“Riverstone Corp”), which is the managing member of Riverstone Energy GP V, LLC (“Riverstone GP”), which is the general partner of Riverstone Energy Partners V, L.P. (“Riverstone Energy Partners”), which is the general partner of Riverstone Global Energy and Power Fund V (FT), L.P. (“Riverstone Energy Fund”), which is the general partner of Riverstone V Talos Holdings, L.P. (“Riverstone Aggregator”), which is the managing member of Riverstone Equityco and the sole manager of Riverstone Debtco. Riverstone GP is managed by a managing committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, E. Bartow Jones, N. John Lancaster, Baran Tekkora, James T. Hackett and Robert M. Tichio (one of our directors). As such, each of Riverstone Aggregator, Riverstone Energy Fund, Riverstone Energy Partners, Riverstone GP, Riverstone Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone Equity and Riverstone Debtco. In addition, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre, through their control or management of entities that directly or indirectly control ILX Holdings and ILX Holdings III, may be deemed to share beneficial ownership of the securities held directly by ILX Holdings and ILX Holdings III; Riverstone Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre, through their control or management of entities that directly or indirectly control ILX Holdings II, may be deemed to share beneficial ownership of the securities held directly by ILX Holdings II; and Riverstone Energy Partners, Riverstone GP, Riverstone Corp, Riverstone Holdings, Riverstone/Gower, Riverstone Management and Messrs. Leuschen and Lapyere, through their control or management of entities that directly or indirectly control Castex 2014, may be deemed to have or share beneficial ownership of the securities held directly by Castex 2014. The address of each of the foregoing persons is C/O Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, New York 10019. The foregoing information is based on the Schedule 13D/A filed by Riverstone Talos Energy Equityco LLC on March 18, 2020.
(2)

Represents shares of our common stock held of record by AP Talos Energy, LLC (“AP Talos”) and AP Talos Energy Debtco, LLC (“Debtco”). Apollo Talos Holdings, L.P. (“Apollo Holdings”) is the managing member of AP Talos and the manager of Debtco. Apollo Management VII, L.P. (“Management VII”) is the manager of Holdings. AIF VII Management, LLC (“AIF VII”) is the general partner of Management VII. Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VII. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of common stock held of record by AP Talos and Debtco. The address of each of AP Talos, Debtco and Apollo Holdings is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Management VII, AIF VII, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019. The foregoing information is based on the Schedule 13D filed by Apollo Management Holdings GP, LLC on May 21, 2018.

(3)

The shares are beneficially owned by various funds and other managed accounts that are investment clients of MacKay Shields LLC. MacKay Shields LLC does not own any equity interests in such management accounts but has been delegated voting and dispositive power over shares of our common stock held by such management accounts and, therefore, MacKay Shields LLC may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of such shares. The address of MacKay Shields

LLC is 1345 Avenue of Americas, New York, NY 10105. The foregoing information is based on the Schedule 13G filed by MacKay Shields LLC on January 7, 2020.
(4)

BlackRock, Inc. has sole dispositive power over 3,195,989 shares of our common stock and sole voting power over 3,113,859 shares of our common stock. The principal address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The foregoing information is based on the Schedule 13G filed by BlackRock, Inc. on February 7, 2020.

(5)

For Mr. Duncan, does not include (i) 4,384 unvested RSUs, each of which represent a contingent right to receive one share of our common stock, that will vest on May 14, 2021 (“2018 RSUs”); (ii) 49,092 unvested RSUs that will vest ratably on each of March 5, 2021 and March 5, 2022 (“2019 RSUs”) or (iii) 152,092 unvested RSUs that will vest ratably on each of March 5, 2021, March 5, 2022 and March 5, 2023 (“2020 RSUs”).

(6)

Mr. Heitzman served as our Executive Vice President and Chief Operating Officer during the year ended December 31, 2019 and until February 17, 2020. The information in this table is based on the Form 8-K filed with the SEC on January 23, 2020 and the Form 4 filed by Mr. Heitzman on May 14, 2019 and includes the shares Mr. Heitzman received in connection with the accelerated vesting of certain outstanding RSUs in accordance with the terms of the Heitzman Separation Agreement.

(7)	For Mr. Parker, does not include (i) 1,754 unvested 2018 RSUs; (ii) 14,728 unvested 2019 RSUs or (iii) 49,430 unvested 2020 RSUs.
(8)	For Mr. Young, does not include (i) 21,755 unvested RSUs that will vest on March 5, 2022 or (ii) 58,936 unvested 2020 RSUs.
(9)

Mr. Harding served as our principal financial officer for a portion of the year ended December 31, 2019. The information in this table is based on our definitive proxy statement on Schedule 14A filed with the SEC on April 3, 2019 and the Form 4 filed by Mr. Harding on May 16, 2019, and includes the shares Mr. Harding received in connection with the accelerated vesting of certain outstanding RSUs in accordance with the terms of his Transition, Separation and Release Agreement.

(10)	For Mr. Moss, does not include (i) 1,754 unvested 2018 RSUs; (ii) 13,910 unvested 2019 RSUs; or (iii) 47,529 unvested 2020 RSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors or a director nominee;

•	any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, director nominee or a beneficial owner of more than 5% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such executive officer, director, director nominee or beneficial owner of more than 5% of any class of our voting securities; or

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position of control or in which such person has a 10% or greater beneficial ownership interest.

Our Amended and Restated Bylaws and the Stockholders’ Agreement (as defined and described in “—Historical Transactions with Affiliates—Stockholders’ Agreement) provide that we will not enter into any related party transaction unless such transaction has been approved by a majority of the disinterested directors or a majority of the Audit Committee. Under the Stockholders’ Agreement, a related party transaction is any transaction or series of related transactions in which we or any of our affiliates is a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates or any of our directors has a direct or indirect material interest and the transaction or series of transaction involves payments of $120,000 or more or are otherwise not de minimis in nature. With respect to any related party transaction involving the Apollo Funds or their affiliates, the Audit Committee may request that the Riverstone Funds’ designees to the Board confirm that the Riverstone Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Riverstone Funds’ designees will not be considered disinterested directors until the Riverstone Funds’ designees provide such confirmation. With respect to any related party transaction involving the Riverstone Funds or their affiliates, the Audit Committee may request that the Apollo designees to the Board confirm that the Apollo Funds and their affiliates do not have a material interest in the transaction and, if the Audit Committee makes such a request, the Apollo designees will not be considered disinterested directors until the Apollo designees provide such confirmation.

Transactions Entered Into in Connection with the Riverstone Acquisitions

The Acquisitions

On February 28, 2020, the Company and Talos Production Inc., a wholly owned subsidiary of the Company (“Talos Production”), consummated the transactions contemplated by the separate Purchase and Sale Agreements, dated as of December 10, 2019 (collectively, the “Purchase Agreements”), previously entered with each of the following parties, as seller: ILX Holdings, LLC, ILX Holdings II, LLC, ILX Holdings III LLC and Castex Energy 2014, LLC, each an affiliate of Riverstone Holdings (such parties, collectively, the “Riverstone Sellers”), and Castex Energy 2016, LP (“Castex 2016,” and together with the Riverstone Sellers, the “Sellers”). Pursuant to the Purchase Agreements, among other things, Talos Production acquired all of the issued and outstanding limited liability company interests in certain wholly owned subsidiaries of each of the respective Sellers (collectively, the “Acquisitions”; and the Acquisitions from the Riverstone Sellers, the “Riverstone Acquisitions”) for aggregate consideration consisting of the following: (i) an aggregate amount of cash from

Talos Production equal to $385 million and (ii) an aggregate of 11 million shares of our common stock, newly issued to the Riverstone Sellers (such shares, the “Acquisition Shares”). At signing, Talos Production deposited in escrow an amount in cash equal to five percent of the Unadjusted Purchase Price (as defined in the applicable Purchase Agreement) under each Purchase Agreement that was applied at closing towards the cash component of the purchase price under each Purchase Agreement. The Purchase Agreements have an effective time of 12:00 a.m., Central Time, on July 1, 2019.

Related Agreements

Amendment to Registration Rights Agreement

On May 10, 2018, we entered into a Registration Rights Agreement (the “Original Registration Rights Agreement”) with certain of the Apollo Funds and the Riverstone Funds, Franklin and MacKay Shields, relating to the registered resale of our common stock owned by such parties as of the Stone Closing (defined below) (the “Original Registrable Securities”).

The Company and the Riverstone Sellers agreed under the Purchase Agreements to enter into an amendment to the Original Registration Rights Agreement (such amendment, the “Registration Rights Agreement Amendment,” and the Original Registration Rights Agreement, as amended by the Registration Rights Agreement Amendment, the “Registration Rights Agreement”). The Registration Rights Agreement Amendment added each of the Riverstone Sellers (or one or more of its designated affiliates) as parties to the Registration Rights Agreement and provided such parties with customary registration rights with respect to the Acquisitions Shares that were received by the Riverstone Sellers at the closing of the Riverstone Acquisitions (the “New Registrable Securities” and together with the Original Registrable Securities, the “Registrable Securities”). Under the Registration Rights Agreement, we are required to file a shelf registration statement within 30 days of our receipt of written request by a holder of Registrable Securities (a “Holder”). Each Holder will be limited to two demand registrations in any twelve-month period.

The Holders have the right to request that we initiate underwritten offerings of our common stock; provided, that the Apollo Funds and the Riverstone Funds will have the right to demand three underwritten offerings in any twelve-month period, and Franklin and MacKay Shields will only have the collective right to demand one underwritten offering. The Holders have customary piggyback rights with respect to any underwritten offering that we conduct for as long as the Holders and their respective affiliates own 5% of the Registrable Securities. Each Holder will agree to a lock up with underwriters in the event of an underwritten offering, provided that the lock up will not apply to any Holder who does not have a right to participate in such underwritten offering. The Registration Rights Agreement will terminate with respect to Franklin and MacKay Shields in the event that either Franklin or MacKay Shields ceases to beneficially own 5% or more of the then outstanding shares of our common stock. The Registration Rights Agreement will otherwise terminate at such time as there are no Registrable Securities outstanding.

We will bear all of the expenses incurred in connection with the offer and sale, while each of the Holders will be responsible for paying underwriting fees, discounts and selling commissions. Fees incurred by us in conjunction with the Original Registration Rights Agreement were $0.7 million for the fiscal year ended December 31, 2019.

Joinder and Amendment to Credit Agreement

On December 10, 2019, in connection with the entry into the Purchase Agreements, the Company, Talos Production and certain other direct and indirect subsidiaries of the Company and Talos Production entered into a Joinder, Commitment Increase Agreement, Second Amendment to Credit Agreement, Borrowing Base Redetermination Agreement and Amendment to Other Credit Documents (the “Joinder and Amendment”), which amended the Credit Agreement, dated as of May 10, 2018 (as amended, restated, amended and restated, or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, Talos Production, JPMorgan Chase Bank, N.A., as administrative agent, the issuing banks, the lenders party thereto and the other persons from time to time party thereto, in order to (i) effective as of December 11, 2019, (a) increase the commitments of certain lenders party thereto prior to such date and join certain financial institutions as additional lenders (such lenders and additional lenders, collectively, the “Current Lenders”) such that, after giving effect to such joinders and new or increased commitments, the aggregate commitments thereunder increased from $850.0 million to $950.0 million and (b) increase the borrowing base from $850.0 million to $950.0 million, (ii) effective upon consummation of the Acquisitions, (a) increase the commitments of each of the Current Lenders such that, after giving effect to increased commitments, the aggregate commitments thereunder increased from $950.0 million to $1.15 billion and (b) increase the borrowing base from $950.0 million to $1.15 billion and (iii) amend certain other provisions of the Credit Agreement as more specifically set forth in the Joinder and Amendment.

Interests of the Company’s Directors and Executive Officers in the Acquisitions

Certain of the Company’s directors and executive officers may have interests in the Acquisitions that may be different from, or in addition to, the interests of the Company’s stockholders generally. For example, pursuant to the Stockholders’ Agreement, Riverstone Funds have appointed Mr. Rajen Mahagaokar and Mr. Robert Tichio to the Board of Directors. Mr. Tichio is a partner and employee of affiliates of Riverstone Holdings, and serves on the Board of Directors of each of the Riverstone Seller, and Mr. Mahagoakar is also an employee of affiliates of Riverstone Holdings. In these capacities, Messrs. Tichio and Mahagoakar have ongoing professional and financial interests in the Riverstone Sellers. In addition, Ms. Olivia Wassenaar, currently a partner at Apollo and a member of our Board appointed by Apollo pursuant to the Stockholders’ Agreement, was formerly associated with Riverstone. In connection with her former association with Riverstone Holdings, Ms. Wassenaar continues to have a small, indirect financial interest in the Riverstone Sellers through passive minority equity interests in certain funds affiliated with Riverstone Holdings that own interests in the Riverstone Sellers.

Legal Fees

We have engaged the law firm Vinson & Elkins L.L.P. (“V&E”) to provide legal services to us. An immediate family member of William S. Moss III, our Executive Vice President, General Counsel and Secretary and one of our executive officers, is a partner at V&E. For the fiscal year ended December 31, 2019, we incurred fees of approximately $4.2 million for legal services performed by V&E.

Historical Transactions with Affiliates

Stone Combination

On May 10, 2018, pursuant to a Transaction Agreement, dated as of November 21, 2017 (the “Stone Transaction Agreement”), by and among us, Stone, Talos Energy LLC, Sailfish Merger Sub Corporation (“Merger Sub”) and the other parties thereto, a series of transactions, among others, occurred: (i) Stone consummated a merger pursuant to which Merger Sub merged with and into Stone, with Stone continuing as the surviving corporation and our direct wholly owned subsidiary (the “Stone Merger”), and each share of Stone’s common stock outstanding immediately prior to the Stone Merger (other than treasury shares held by Stone, which were cancelled for no consideration) was converted into the right to receive one share of our common stock in the Stone Merger and (ii) in a series of contributions, the Apollo Funds and the Riverstone Funds contributed all of the equity interests in Talos Production (which at that time owned 100% of the equity interests in Talos Energy LLC) to us in exchange for an aggregate of 31,244,085 shares of our common stock.

Concurrently with the consummation of the transactions contemplated by the Stone Transaction Agreement, we consummated the transactions contemplated by the Exchange Agreement, dated as of November 21, 2017 (the “Exchange Agreement”), pursuant to which (i) the Apollo Funds and the Riverstone Funds contributed to us

$102 million in aggregate principal amount of 9.75% Senior Notes due 2022 issued by Talos Production LLC and Talos Production Finance Inc. (collectively, the “Talos Issuers”) in exchange for an aggregate of 2,874,049 shares of our common stock; (ii) the holders of the second lien bridge loans due 2022 issued by the Talos Issuers (the “11.00% Bridge Loans”), including certain of the Apollo Funds and the Riverstone Funds, exchanged those 11.00% Bridge Loans for $172 million aggregate principal amount of 11.00% Second-Priority Senior Secured Notes due 2022 issued by the Talos Issuers (“New Second Lien Notes”); and (iii) certain funds controlled by Franklin Advisers, Inc. (“Franklin,” and such funds, the “Franklin Noteholders”) and certain clients of MacKay Shields LLC (“MacKay Shields,” and such clients, the “MacKay Noteholders”) exchanged their 7.50% Senior Secured Notes due 2022 issued by Stone (“7.50% Stone Senior Notes”) for $137,441,992 aggregate principal amount of New Second Lien Notes. In addition to the Franklin Noteholders and the MacKay Noteholders, certain other funds and accounts controlled by Franklin and certain other clients of MacKay Shields were securityholders of Stone prior to the Stone Combination.

As of May 20, 2018, and as a result of the Stone Combination, the Apollo Funds and the Riverstone Funds, collectively held approximately 63% of our then outstanding common stock, and the former stockholders of Stone, including certain funds and accounts controlled by Franklin and certain clients of MacKay Shields, held approximately 37% of our then outstanding common stock.

Stockholders’ Agreement

On May 10, 2018, in connection with the closing of the Stone Combination (the “Stone Closing”), we entered into the Stockholders’ Agreement with certain of the Apollo Funds and the Riverstone Funds. The Stockholders’ Agreement provides, among other things, the following:

•

Initial Board Composition. Immediately following the Stone Closing, the Board of Directors consisted of ten directors, with (i) two directors designated by the Apollo Funds (the “Apollo Directors”); (ii) two directors designated by the Riverstone Funds (the “Riverstone Directors”); (iii) one director jointly designated by the Apollo Funds and the Riverstone Funds (the “Joint Director”); (iv) our chief executive officer; and (v) four directors (the “Company Directors”), including the Non-Executive Chairman, that are Company Independent Directors (as defined in the Stockholders’ Agreement) designated by Stone.

•

Board Nomination Rights. Each of the Apollo Funds and the Riverstone Funds initially have the right to designate two directors for nomination by the Board of Directors for election and maintain its proportional representation on the Board of Directors so long as the Apollo Funds or the Riverstone Funds, as applicable, and their affiliates collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds and the Riverstone Funds, as applicable, at the Stone Closing. Upon the Apollo Funds and their affiliates ceasing to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing, the Apollo Funds will have the right to designate one director to the Board of Directors for so long as the Apollo Funds and their affiliates collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing. Upon the Apollo Funds and their affiliates ceasing to collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Apollo Funds at the Stone Closing, the Apollo Funds will not have a right to designate a director to the Board of Directors. Upon the Riverstone Funds and their affiliates ceasing to collectively beneficially own at least (i) 15% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing, the Riverstone Funds will have the right to designate one director to the Board of Directors for so long as the Riverstone Funds and their affiliates collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing. Upon the Riverstone Funds and their affiliates ceasing to collectively beneficially own at least (i) 5% of our outstanding common stock or (ii) 50% of our common stock that was issued to the Riverstone Funds at the Stone Closing, the Riverstone Funds will not have a right to designate a director to the Board of Directors.

The successor nominees to the Company Directors shall be selected by the Governance & Nominating Committee of the Board of Directors, and shall also qualify as Company Directors. The Apollo Funds and the Riverstone Funds are required to vote all of their respective shares of our common stock (i) in favor of each nominee nominated by the Apollo Funds and the Riverstone Funds pursuant to the Stockholders’ Agreement and (ii) with respect to all other director nominees, in the Apollo Funds’ and the Riverstone Funds’ sole discretion either (a) in a manner that is proportionate to the manner in which all shares of our common stock are voted by our stockholders other than the Apollo Funds and the Riverstone Funds with respect to director elections or (b) for the Company Directors recommended by the Governance & Nominating Committee of the Board of Directors.

•

Committee Composition. The Audit Committee shall consist solely of Company Directors, the Compensation Committee shall have at least one Company Director and the Governance & Nominating Committee shall have at least two Company Directors.

•

Standstill Provisions. Until May 10, 2020, the Apollo Funds and Riverstone Funds and their respective affiliates have agreed to refrain from taking certain actions, including (i) participating in the solicitation of proxies in opposition to the Company Directors and (ii) calling a special meeting in respect of the foregoing.

•

Related Party Transactions. Any transaction in excess of $120,000 in which we or any of our affiliates is a participant and the Apollo Funds or the Riverstone Funds or any of their respective affiliates (other than us and our subsidiaries) or any of our directors has a material interest in the transaction must be approved by a majority of the disinterested directors or a majority of the Audit Committee.

Debt Modification Work Fees

We paid $9.3 million in work fees to holders of the 11.00% Bridge Loans and 7.50% Stone Senior Notes to exchange into New Second Lien Notes. Certain funds affiliated with, and controlled by, Apollo and Riverstone Holdings, which were the sponsors of Talos Energy LLC prior to the Stone Closing, collectively received $4.1 million and the Franklin Noteholders and the MacKay Noteholders collectively received $3.3 million as a result of the work fees paid, in each case, during the fiscal year ended December 31, 2018.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2019 was completed by EY on March 12, 2020. EY has served as the Company’s independent registered public accounting firm since the closing of the Stone Combination. Prior to such date, EY served as Talos Energy LLC’s accounting firm since 2012.

The Board of Directors is submitting the appointment of EY for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of EY does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

The table below sets forth the aggregate fees billed or expected to be billed by EY, the Company’s independent registered public accounting firm, for services provided since the closing of the Stone Combination:

	2018	2019
Audit Fees (1)	$2,439,232	$1,820,899
Audit-Related Fees	—	—
Tax Fees (2)	55,617	464,016
All Other Fees (3)	—	7,278

Total	$2,494,849	$2,292,193

(1)

Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for the fiscal year ended December 31, 2018 and 2019, and a review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, (ii) the audit of internal control over financial reporting, (iii) the filing of our registration statements for equity securities offerings, (iv) research necessary to comply with generally accepted accounting principles, and (v) other filings with the SEC, including consents, comfort letters, and comment letters.

(2)	Tax fees consist of the aggregate fees incurred related to tax compliance services and consultations on various tax issues.
(3)	Other fees consist of fees for accounting research software licenses.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of EY’s audit, audit-related, tax and other services. For the fiscal year ended December 31, 2019, the Audit Committee pre-approved all services described above.

The Company expects that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of Proposal TWO requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote on Proposal TWO. Votes cast FOR or AGAINST this Proposal TWO will be counted as votes cast on the Proposal. For these purposes, abstentions and broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the

fiscal year ending December 31, 2020.

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2019, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Pay” vote).

As described in detail under the heading “Executive Compensation,” we structure our executive compensation program with a view towards promoting accountability to ensure that the interests of our management and stockholders remain aligned. We accomplish this by tying several components of our executive compensation program to the Company’s short and long-term performance. Further, the majority of the Company’s Named Executive Officers’ compensation is at-risk. In an effort to achieve these goals, we have implemented the best practices described in the chart below.

What We Do	What We Don’t Do

✓  Pay for performance, including for sustained performance over multi-year performance periods

✓  Make a significant portion of compensation performance-based and at-risk

✓  Retain an independent compensation consultant

✓  Utilize an appropriate peer group in determining compensation elements and levels of pay

✓  Base acceleration of performance share unit awards on actual performance

✓  Maintain stock ownership guidelines

✓  Maintain a clawback policy

×   No excessive perquisites

×   No tax gross-ups

×   No current dividend payments on unvested equity awards

×   No single-trigger change in control payments or vesting of equity awards under our Long Term Incentive Plan

×   No hedging or pledging of Company securities

×   No individualized employment or severance agreements

Please read the “Executive Compensation” section beginning on page 19 for additional details about our executive compensation program, including information about the compensation of our Named Executive Officers during 2019.

The Compensation Committee and the Board have determined that the Company’s Named Executive Officer compensation program focuses on long-term value creation for our stockholders and delivers pay relative to our performance, all of which help us to attract, retain and motivate talented executives to ensure the Company’s success. Therefore, the Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the Company’s Named Executive Officer compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).

Text of the Resolution to be Adopted

We are asking stockholders to vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

Vote Required

Approval of Proposal THREE requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote Proposal THREE. Votes cast FOR or AGAINST this Proposal THREE will be counted as votes cast on the Proposal. For these purposes, abstentions and broker non-votes are not treated as votes cast and will have no impact on the outcome of this vote. This advisory vote on executive compensation is not binding on the company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value our stockholders’ opinions with respect to our Named Executive Officer compensation program and will take into account the result of this vote when evaluating the compensation programs for our Named Executive Officers in the future.

Recommendation

The Board unanimously recommends that stockholders vote FOR the approval, on a non-binding advisory basis, of the Company’s Named

Executive Officer compensation for the fiscal year ended

December 31, 2019 as disclosed in this Proxy Statement

pursuant to the compensation disclosure rules

of the SEC.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, Charles M. Sledge qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of May 10, 2018, which is reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB and the Commission regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report, filed with the SEC.

Audit Committee of the Board of Directors Charles M. Sledge, Chairman Donald R. Kendall, Jr., Member John “Brad” Juneau, Member

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2021 proxy materials must submit such proposal to the Company at its principal executive offices (Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary), and the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the first anniversary of the date the Company sends its 2020 proxy materials, which will be December 10, 2020 (based the mailing date of April 8, 2020 for the 2020 proxy materials). Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

Any stockholder of the Company who desires to submit a proposal for action at the 2021 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices (Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002, Attn: Secretary) not earlier than the close of business on the 120th day (January 13, 2021) and not later than the close of business on the 90th day (February 12, 2021) prior to the first anniversary of the preceding year’s annual meeting (May 12, 2021). We will only consider proposals that meet the requirements of the applicable rules of the SEC and our Bylaws.

It is the responsibility of the Governance & Nominating Committee to, subject to the terms of the Stockholders’ Agreement, identify, evaluate, and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Governance & Nominating Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, the Governance & Nominating Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Governance & Nominating Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis, and legal and corporate governance, among other areas. The Governance & Nominating Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Governance & Nominating Committee solicits recommendations from existing directors and senior management to be considered by the Governance & Nominating Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Governance & Nominating Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•	the name and address of the nominating stockholder, as they appear on the Company’s books;

•	the nominee’s name and address and other personal information;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

•

a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to the Company’s Bylaws, with respect to each nominee for election or re-election to the Board; and

•	all other information required to be disclosed pursuant to the Company’s Bylaws and Regulation 14A of the Exchange Act.

Further, the Company may require any proposed director nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of proxies may be made via the internet, by mail, personal interview or telephone by directors, officers and other regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. We have not retained a professional proxy solicitor or other firm to assist with the solicitation of proxies, although we may do so if deemed appropriate. The Company will bear all costs of solicitation.

AVAILABILITY OF CERTAIN DOCUMENTS

Copies of this Proxy Statement, the proxy card and our Annual Report have been posted on the Internet and can be accessed by all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report, including the exhibits, the financial statements and any schedules thereto. Please send a written request to:

Talos Energy Inc.

Three Allen Center

333 Clay Street, Suite 3300

Houston, Texas 77002

713-328-3000

Attention: Investor Relations

The charters for the Audit, Compensation, Governance & Nominating and Safety Committees, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics have been posted to our corporate website (www.talosenergy.com) and can be accessed through the website’s “Corporate Governance & Board Committees” section. Our Code of Business Conduct and Ethics applies to our directors, officers and other employees, and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address specified above. The committee charters and our Corporate Governance Guidelines and Code of Business Conduct and Ethics are also available in print without charge upon written request to William S. Moss III, our General Counsel, at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to William S. Moss III, our General Counsel, at the address or phone number above.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

DIRECTIONS TO ANNUAL MEETING

The 2020 Annual Meeting of Stockholders will be held at Three Allen Center, 333 Clay Street, Suite 3300, Houston, Texas 77002. Three Allen Center is located in downtown Houston, Texas.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) outbreak and the increasingly severe protocols that federal, state and local governments have imposed, and we are sensitive to the public health and travel concerns our stockholders may have. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at WWW.EDOCUMENTVIEW.COM/TALO for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the meeting date. If we do hold the Annual Meeting partially or solely by means of remote communication, we currently intend to resume holding in-person meetings for our 2021 Annual Meeting of Stockholders and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.

CORPORATE OFFICE
333 Clay St., Suite 3300 Houston, TX 77002 Phone: 713-328-3000

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m. CT May 11, 2020 Online Go to www.envisionreports.com/TALO or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TALO Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. 1. Election of Directors: To elect to the Company’s Board of Directors the three Class II directors set forth in the accompanying Proxy Statement, each of whom will hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. For Against Abstain 01 - Timothy S. Duncan 02 - John “Brad” Juneau 03 - Donald R. Kendall, Jr. 2.Proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year ending December 31, 2020 4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.3.Proposal to approve, on a non-binding advisory basis, the Company’s Named Executive Officer compensation for the fiscal year ended December 31, 2019. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 036IZC J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 4 4 8 4 4 6

Proxy materials for the Annual Meeting of Stockholders is available at: www.envisionreports.com/TALO Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/TALO IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Talos Energy Inc. Notice of 2020 Annual Meeting of Stockholders of Talos Energy Inc. Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2020, 10:30 a.m. CT, Talos Energy Inc., Three Allen Center, 333 Clay Street, Suite 3300, Houston, TX 77002 Neal P. Goldman, Timothy S. Duncan and William S. Moss III or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Talos Energy Inc. to be held on May 12, 2020 AT 10:30 a.m. CT or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in the manner directed by the undersigned stockholder(s). If no such directions are indicated, the shares will be voted FOR all of the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.